Exhibit 10.1

TERM LOAN AGREEMENT

DATED AS OF MARCH 9, 2012

among

MEDICAL PROPERTIES TRUST, INC.,

and

MPT OPERATING PARTNERSHIP, L.P.,

as Borrower,

and

THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

and

ROYAL BANK OF CANADA,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

BANK OF AMERICA, N.A.,

KEYBANK NATIONAL ASSOCIATION

and SUNTRUST BANK,

as Co-Documentation Agents

and

J.P. MORGAN SECURITIES LLC and

RBC CAPITAL MARKETS, LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES:

EGL	Eligible Ground Leased Property
ES	Excluded Subsidiaries
PUP	Pooled Unencumbered Properties
UP	Expiring Leases
1.1A	Commitments
4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
4.23(a)	Properties
4.23(b)	Unencumbered Properties at Closing
4.23(c)	Initial Unencumbered Properties
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Assumption
E	Form of Borrowing Request
F	Form of Exemption Certificate

TERM LOAN AGREEMENT (this “Agreement”), dated as of March 9, 2012, among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (“Holdings”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), ROYAL BANK OF CANADA, as syndication agent (in such capacity, the “Syndication Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent.

WHEREAS, the Borrower desires that the Lenders provide a term loan facility in an initial aggregate amount of up to $100 million with the option to increase the aggregate amount by up to an additional $100 million;

WHEREAS, the Lenders party hereto have agreed to make the requested term loan facility available to the Borrower on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2008 Exchangeable Senior Note Indenture”: the Indenture dated as of March 26, 2008 entered into by the Borrower and Holdings in connection with the issuance of the 2008 Exchangeable Senior Notes in the principal amount of $82,000,000, together with all instruments and other agreements entered into by Borrower or Holdings in connection therewith.

“2008 Exchangeable Senior Notes”: the exchangeable senior notes issued by Borrower pursuant to the 2008 Exchangeable Senior Note Indenture.

“2011 Senior Unsecured Note Indenture”: the Indenture dated as of April 26, 2011 entered into by the Borrower and MPT Finance Corp. in connection with the issuance of the 2011 Senior Unsecured Notes in the principal amount of $450,000,000, together with all instruments and other agreements entered into by the Borrower and MPT Finance Corp. in connection therewith.

“2011 Senior Unsecured Notes”: the 6.875% Notes issued by the Borrower pursuant to the 2011 Senior Unsecured Note Indenture.

“2012 Senior Unsecured Note Indenture”: the Indenture dated as of February 17, 2012 entered into by the Borrower and MPT Finance Corp. in connection with the issuance of the 2012 Senior Unsecured Notes in the principal amount of $200,000,000, together with all instruments and other agreements entered into by the Borrower and MPT Finance Corp. in connection therewith.

“2012 Senior Unsecured Notes”: the 6.375% Notes issued by the Borrower pursuant to the 2012 Senior Unsecured Note Indenture.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on Page LIBOR 01 of the Reuters screen (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Act”: as defined in Section 10.17.

“Additional Senior Unsecured Indenture”: the 2012 Senior Unsecured Note Indenture and any other indenture entered into by the Borrower and its Subsidiaries in connection with the issuance of the Additional Senior Unsecured Notes, together with all instruments and other agreements entered into by the Borrower and its Subsidiaries in connection therewith.

“Additional Senior Unsecured Notes”: the 2012 Senior Unsecured Notes and any other senior unsecured notes issued by the Borrower that are pari passu with the Obligations and that are in an amount that would not cause a violation of Section 7.1 or any other provision of this Agreement after giving pro forma effect to the incurrence of the Indebtedness under such notes.

“Adjusted NOI”: for any fiscal period, the NOI (or pro rata share of NOI from any Real Property owned by an unconsolidated Subsidiary or joint venture of the Borrower) from any Real Property and adjusted to remove the effect of recognizing rental income on a straight-line basis over the applicable lease term.

“Adjustment Date”: as defined in the definition of “Pricing Grid”.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: for each Type of Loan, the rate per annum set forth in the Pricing Grid.

“Approved Fund”: as defined in Section 10.6(b).

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Assumed Mortgage Secured Indebtedness”: any Mortgage Secured Indebtedness on any Real Property that was existing at the time of the acquisition of such Real Property by the Borrower or one of its Subsidiaries and that was not created in anticipation of such acquisition, but excluding any renewals, extensions or refinancings thereof.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Law”: the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any Requirement of Law, (b) any change in any Requirement of Law or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date”: the date hereof.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the Term Commitment of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated February 2012 and furnished to certain Lenders.

“Consolidated Tangible Net Worth”: as of any date of determination for Holdings and its Subsidiaries on a consolidated basis, consolidated shareholder’s equity (as reported on the consolidated balance sheet of Holdings in accordance with GAAP) minus assets of Holdings and its Subsidiaries that are considered to be intangible assets under GAAP (other than SFAS 141 Intangibles).

“Construction-in-Process”: cash expenditures for land and improvements with respect to Development Properties determined in accordance with GAAP.

“Continuing Directors”: the directors of Holdings on the Closing Date, and each other director, if, in each case, such other director’s nomination for election or appointment to the board of directors of Holdings is made by, or at the direction of, at least 66-2/3% of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Party”: the Administrative Agent or any other Lender.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) is the Subsidiary of a Parent that has become the subject of a Bankruptcy Event.

“Development Property”: a Real Property owned by the Borrower or one of its Subsidiaries on which the construction of a medical office building of a type consistent with the Borrower’s business strategy has commenced and is continuing without interruption of construction for more than sixty (60) consecutive days. Such Real Property shall be treated as a Development Property until construction is completed and a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EBITDA”: for any fiscal period for any Person, consolidated net income (or loss) before interest, taxes, depreciation and amortization, calculated for such period on a consolidated basis in conformity with GAAP, excluding gains and losses from extraordinary items, non-recurring items, acquisition costs for completed acquisitions, write-offs of straight-line rent related to sold assets, asset sales or write-ups/write-downs and forgiveness of indebtedness.

“EBITDAR”: for any fiscal period for any Person, EBITDA of such Person plus rent or operating lease expense of such Person, calculated for such period on a consolidated basis in conformity with GAAP. For purposes of calculating the Lease Coverage Ratio, EBITDA as used herein shall be adjusted to add back a management fee for Unencumbered Properties operated by Prime Healthcare Services and its affiliates in an amount equal to 7% of the revenues of such Unencumbered Properties.

“Eligible Assignee”: (a) a Lender or any Affiliate or Approved Fund of such Lender, or (b) a bank, trust company, finance company, insurance company or any other Person that is regularly engaged in making, purchasing or investing in loans of a type similar to the Loans; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) Holdings, the Borrower or any of their respective Subsidiaries or Affiliates, (y) any natural person or (z) any Defaulting Lender.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page LIBOR 01 of the Reuters screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page LIBOR 01 of the Reuters screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to the successor to such service or such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal to (a) the Eurodollar Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: as defined in Section 8(k).

“Excluded Foreign Subsidiary”: any Foreign Subsidiary.

“Excluded Subsidiaries”: the Subsidiaries of the Borrower listed on Schedule ES attached hereto, as such Schedule ES may be updated by a Responsible Officer of the Borrower to include (a) any Subsidiary acquired pursuant to an acquisition permitted hereunder which is financed with secured Indebtedness incurred pursuant to Section 7.2(f) and each Subsidiary thereof that guarantees such Indebtedness (in each case to the extent that guaranteeing the Obligations is prohibited by such Indebtedness), (b) any Subsidiary of an Excluded Subsidiary and (c) any Subsidiary that is not wholly-owned by the Borrower, is acquired pursuant to an acquisition permitted hereunder, and is prohibited by its organizational documents from giving a guaranty of the Obligations; provided that each such Subsidiary shall cease to be an Excluded Subsidiary hereunder if such secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to guarantee such secured Indebtedness or if such Subsidiary ceases to be prohibited from giving a guaranty, as applicable.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived in accordance with Section 10.1).

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with Accounting Standards Codification 840 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied and (ii) Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to Holdings, the Borrower and their respective Subsidiaries.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.

“Holdings”: as defined in the preamble hereto.

“Increased Amount Date”: as defined in Section 2.23(a).

“Incremental Limit”: as defined in Section 2.23(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such

Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) all obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests, (k) all obligations in respect of any so-called “synthetic lease” (i.e., a lease of property which is treated as an operating lease under GAAP and as a loan for U.S. income tax purposes) and (l) such obligor’s liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint-venture, limited liability company or partnership agreement, and (m) all obligations of such Person in respect of Swap Agreements, valued at the Swap Termination Value thereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Initial Unencumbered Properties”: as defined in Section 4.23.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense”: for any fiscal period, an amount equal to the sum of the following with respect to all Total Indebtedness: (i) total interest expense, accrued in accordance with GAAP, plus (ii) all capitalized interest determined in accordance with GAAP, plus (iii) the amortization of deferred financing costs (including the Borrower’s pro rata share thereof for unconsolidated Subsidiaries and joint ventures).

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any ABR Loan), the date of any repayment or prepayment is made in respect thereof and the Maturity Date.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, if available from all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, if available from all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Maturity Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”: as defined in Section 7.8.

“Lease Coverage Ratio”: for any person or property for any period, the ratio of EBITDAR for such person or property for such period to the aggregate rent payable under leases with respect to such person or property for such period.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Guarantee Agreement, the Notes, any document granting a Lien on cash collateral pursuant to Section 8 and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: March 9, 2016 or, if such date is extended by the Borrower pursuant to Section 2.11(b), the date to which the Maturity Date is so extended.

“Moody’s”: as defined in the definition of Cash Equivalents.

“Mortgage Note”: as defined in the definition of Total Asset Value.

“Mortgage Secured Indebtedness”: the portion of Total Indebtedness which is secured by a mortgage Lien on Real Property.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Operating Income (“NOI”)”: for any fiscal period, and with respect to any Real Property, the total rental and other operating income from the operation of such Real Property after deducting all expenses and other proper charges incurred by the Group Members in connection with the operation of such Real Property during such fiscal period, including, without limitation, property operating expenses paid by a Group Member and real estate taxes and bad debt expenses paid by a Group Member, but before payment or provision for Total

Fixed Charges, income taxes, and depreciation, amortization, and other non-cash expenses of a Group Member, all as determined in accordance with GAAP. In the case of Real Property owned by Affiliates of the Borrower which are not wholly-owned by the Borrower, Net Operating Income shall be reduced by the amount of cash flow of such Affiliate allocated for distribution to the other owners of such Affiliate.

“New Term Loan”: as defined in Section 2.23(a).

“New Term Loan Lender”: as defined in Section 2.23(a).

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-U.S. Lender”: as defined in Section 2.19(d).

“Normalized Adjusted FFO”: for any fiscal period, “funds from operations” (or “FFO”) of the Group Members as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time; provided that FFO shall (a) be based on net income after payment of distributions to holders of preferred partnership units in the Borrower and distributions necessary to pay holders of preferred stock of Holdings and (b) at all times exclude (i) charges for impairment losses, (ii) stock-based compensation, (iii) write-offs or reserves of straight-line rent related to sold assets, (iv) amortization of debt costs and (v) non-recurring charges.

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in Section 10.6(c).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Investments”:

(a)	Investments made by the Borrower or the Subsidiaries as a result of consideration received in connection with any disposition or transfer of assets permitted under Section 7.5;

(b)	extensions of trade credit in the ordinary course of business;

(c)	Investments in cash and Cash Equivalents;

(d)	Guarantee Obligations permitted by Section 7.2;

(e)	loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding.

(f)	Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(g)	Investments in tenants in an aggregate amount not to exceed the greater of (x) $150,000,000 and (y) 10% of Total Asset Value at any one time outstanding, so long as no Event of Default has occurred and is continuing, or would occur after giving effect thereto;

(h)	obligations under Swap Agreements otherwise permitted under this Agreement;

(i)	intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly-Owned Subsidiary Guarantor;

(j)	any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(k)	Investments in Subsidiaries (other than Wholly-Owned Subsidiary Guarantors) and joint ventures in an aggregate amount not to exceed the greater of $75,000,000 and 5.0% of Total Asset Value (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the Closing Date in reliance on this clause), so long as no Event of Default has occurred and is continuing, or would occur after giving effect thereto;

(l)	Investments consisting of acquisitions of real property or Mortgage Notes receivable (including any such acquisitions effected through acquisition, merger, or consolidation of a Person that will become a Subsidiary) consistent with the Borrower’s business strategy, so long as no Event of Default has occurred and is continuing, or would occur after giving effect thereto; and

(m)	additional Investments not to exceed the greater of (x) $75,000,000 and (y) 5.0% of Total Asset Value at any time outstanding, so long as no Event of Default has occurred and is continuing, or would occur after giving effect thereto.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is at such time (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pooled Unencumbered Properties”: the Unencumbered Properties consisting of (a) as of the Closing Date, those properties set forth on Schedule PUP for which the underlying leases relating to such properties are cross-defaulted, and (b) after the Closing Date, such other additional or replacement Unencumbered Properties for which the underlying leases relating to such properties are cross-defaulted and which are reasonably acceptable to the Administrative Agent for addition to Schedule PUP from time to time.

“Pricing Grid”: the table set forth below.

Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
<40%	2.00%	1.00%
≥40% and <50%	2.25%	1.25%
≥50% and <55%	2.50%	1.50%
≥55%	2.85%	1.85%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Total Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Projections”: as defined in Section 6.2(b).

“Properties”: as defined in Section 4.17(a).

“Real Property”: any real property owned or ground-leased by a Group Member.

“Recourse Mortgage Secured Indebtedness”: Mortgage Secured Indebtedness which is recourse to the obligor thereunder.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“REIT”: a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et. seq. of the Code or any successor provisions.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, subject to Section 2.24(b), the holders of more than sixty percent (60%) of (a) until the Funding Date, the Commitments then in effect and (b) thereafter, the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president, chief financial officer or chief operating officer of Holdings, the sole member of the general partner of the Borrower, but in any event, with respect to financial matters, the chief financial officer of Holdings, the sole member of the general partner of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Credit Agreement”: the Amended and Restated Revolving Credit Agreement dated as of April 26, 2011, as amended, among Holdings, the Borrower, the several lenders party thereto, Keybank National Association, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

“Revolving Credit Facility”: the Commitments (including any incremental Commitments) and the Loans as defined in and made pursuant to the Revolving Credit Agreement.

“S&P”: as defined in the definition of Cash Equivalents.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Senior Note Indenture”: the Indenture dated as of July 14, 2006 entered into by the Borrower and Holdings in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or Holdings in connection therewith.

“Senior Notes”: the senior notes of the Borrower issued pursuant to the Senior Note Indenture.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Change of Control”: a “Change of Control” or “Designated Event” (or any other defined term having a similar purpose) as defined in the Senior Note Indenture, the 2008 Exchangeable Senior Note Indenture or any Additional Senior Unsecured Indenture.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary and any Excluded Subsidiary.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any netting agreements relating to such Swap Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in a bankruptcy or insolvency proceeding against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent”: as defined in the preamble hereto.

“Term Commitment”: as to any Lender, (a) the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A or (b) any incremental Commitments of such Lender to make New Term Loans pursuant to Section 2.23. The original aggregate amount of the Term Commitments is $100,000,000.

“Term Facility”: the Term Commitments and the Term Loans made thereunder.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: as defined in Section 2.1, and including any incremental Term Loans made pursuant to Section 2.23.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Funding Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Total Asset Value”: an amount equal to the sum, without duplication, of (i) the undepreciated cost (after taking into account any impairments) of all Real Properties that are 100% fee owned or ground-leased by the Group Members (other than Development Properties), plus (ii) the pro-rata share of the undepreciated cost (after taking into account any impairments) of all Real Properties that are less than 100% fee owned or ground-leased by the Group Members (other than Development Properties), plus (iii) unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000; provided that, for purposes of calculating the Total Leverage Ratio, no such unrestricted cash and Cash Equivalents will be added to Total Asset Value if such unrestricted cash and Cash Equivalents have been deducted from Total Indebtedness in the Total Leverage Ratio, plus (iv) the book value of (A) notes receivable of the Group Members which are secured by mortgage Liens on real estate and which are not more than 60 days past due or otherwise in default after giving effect to applicable cure periods that has resulted in the commencement of the exercise of remedies (“Mortgage Notes”) and (B) notes receivable of Group Members (1) under which the obligor (or the guarantor thereof) is the operator of a medical property for which a Group Member is the lessor or mortgagee, (2) which are cross-defaulted to the lease or Mortgage Note held by such Group Member, (3) which are not more than 60 days past due or otherwise in default after giving effect to applicable cure periods, and (4) which are set forth in a schedule provided to the Administrative Agent (provided that not more than $50,000,000 of Total Asset Value may be attributable to notes receivable described in this clause (B)) and (C) notes receivable in the original principal amount of approximately $93,200,000 evidencing the acquisition loan in connection with the acquisition of Ernest Health, Inc., plus (v) the book value (after taking into account any impairments) of Construction-in-Process for all Development Properties (in an amount not to exceed the greater of $100,000,000 and 5% of Total Asset Value), all as determined on a consolidated basis in accordance with GAAP.

“Total EBITDA”: for any fiscal period, total EBITDA of the Group Members and the Borrower’s pro rata share of EBITDA of unconsolidated Subsidiaries and joint ventures of the Borrower.

“Total Fixed Charges”: for any fiscal period, an amount equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to all Total Indebtedness (but excluding any balloon payments due at maturity), plus (iii) all dividend payments due to the holders of any preferred shares of beneficial interest of Holdings and all distributions due to the holders of any limited partnership interests in the Borrower other than limited partner distributions based on the per share dividend paid on the common shares of beneficial interest of the Company (including the Borrower’s pro rata share thereof for unconsolidated Subsidiaries and joint ventures).

“Total Indebtedness”: all Indebtedness of the Group Members and the Borrower’s pro rata share of all Indebtedness of unconsolidated Subsidiaries and joint ventures of the Borrower.

“Total Leverage Ratio”: as defined in Section 7.1(a).

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unencumbered Asset Value”: an amount equal to the sum without duplication of (i) the undepreciated cost (after taking into account any impairments) of those Unencumbered Properties (other than Development Properties) that are 100% fee owned or ground leased by the Borrower or a Guarantor, plus (ii) the pro rata share of the undepreciated cost (after taking into account any impairments) of those Unencumbered Properties (other than Development Properties) that are at least 90% owned by the Borrower, directly or indirectly, plus (iii) the book value of unencumbered Mortgage Notes so long as (A) the real estate securing such Mortgage Note meets the criteria for an Unencumbered Property that is not a Development Property (other than clauses (1), 3(a) and (7) of the definition thereof) and (B) such Mortgage Note is not more than 60 days past due or otherwise in default after giving effect to applicable cure periods that has resulted in the commencement of the exercise of remedies, plus (iv) unrestricted cash and Cash Equivalents in excess of $10,000,000, plus (v) the book value (after taking into account any impairments) of Construction-in-Process for all Development Properties that are Unencumbered Properties (in an amount not to exceed the greater of $100,000,000 and 5% of Unencumbered Asset Value), all, except for clause (ii), as determined on a consolidated basis in accordance with GAAP;

provided that (A) not more than 25% of Unencumbered Asset Value shall be attributable to Mortgage Notes, (B) not more than 25% of Unencumbered Asset Value may be attributable to any single Unencumbered Property, (C) not more than 30% of Unencumbered Asset Value may be attributable to Unencumbered Properties and Mortgage Notes for which a single Person is the tenant or obligor (and where any tenant or obligor is a joint venture in which a Person holds an interest, only such Person’s pro-rata share of the Unencumbered Asset Value attributable to the Unencumbered Property or Mortgage Note owned by such joint venture shall be counted against such Person for purposes of this clause (C)), (D) not more than 15% of Unencumbered Asset Value may be attributable to Unencumbered Properties that are not wholly-owned by the Borrower or a Guarantor, (E) not more than 10% of Unencumbered Asset Value may be attributable to Unencumbered Properties that are ground-leased by the Borrower or a Guarantor, and (F) not more than 15% of Unencumbered Asset Value, in the aggregate, may be attributable to single Unencumbered Properties that have a Lease Coverage Ratio for the most recent four quarters of less than 1.50 to 1.0 or Pooled Unencumbered Properties which have an aggregate Lease Coverage Ratio for the most recent four quarters of less than 1.50 to 1.0.

“Unencumbered NOI”: for any fiscal period, the sum of (a) the total Adjusted NOI attributable to all Unencumbered Properties for such period plus (b) the net income attributable to any unencumbered Mortgage Notes that are included in the calculation of Unencumbered Asset Value.

“Unencumbered Property”: any Real Property that meets each of the following criteria as of the date of determination (with each such Real Property that meets such criteria being treated as an Unencumbered Property herein):

1.	Such Real Property is either (i) 100% fee owned or ground leased (with a remaining term of at least 25 years (except for the Real Property described on Schedule EGL which shall have a remaining ground lease term of at least 20 years) and the ability to qualify for financing under traditional long term financing terms and conditions), by Borrower or a Guarantor or (ii) at least 90% owned by the Borrower, directly or indirectly, so long as the Borrower controls the sale and financing of such Real Property.

2.	Such Real Property is improved with one or more completed medical buildings of a type consistent with the Borrower’s business strategy, unless such Real Property is a Development Property.

3.	Such Real Property is not directly or indirectly subject to any Lien (other than Liens permitted under clauses (a), (b), (c), (d), (e), (g) and (h) of Section 7.3) or any negative pledge agreement or other agreement that prohibits the creation of a Lien.

4.	The representations in Section 4.17 are true with respect to such Real Property.

5.	The buildings and improvements on such Real Property are free of material defects which would materially decrease the value of such Real Property.

6.	Such Real Property is located in the United States.

7.	Such Real Property is subject to a triple-net lease with a tenant, such lease does not expire within the next 180 days, the tenant under such lease is not in default in the payment of base rent after giving effect to applicable cure periods, and such tenant is not in bankruptcy or similar insolvency proceedings, unless such Real Property is a Development Property; provided, that each Real Property described in Schedule UP that is subject to a triple-net lease with a tenant that expires within 180 days of the Closing Date shall be considered an Unencumbered Property.

“United States”: the United States of America.

“Unsecured Indebtedness”: the outstanding principal amount of Total Indebtedness that is not secured by a Lien on any Real Property, personal property, equity interests or other assets.

“Unsecured Interest Expense”: for any fiscal period, the amount of Interest Expense on Unsecured Indebtedness. Unsecured Interest Expense shall be equal to the greater of (i) the actual Interest Expense on the Unsecured Indebtedness, and (ii) interest that would be payable on Unsecured Indebtedness that bears interest at a variable rate assuming an interest rate of 8.0%.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower in a single borrowing on the Funding Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. The Lenders’ commitments to make the Term Loan shall expire on the earlier to occur of 5:00 P.M. on the Funding Date and March 31, 2012 if the Funding Date has not occurred by such date. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit E (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) requesting that the Term Lenders make the Term Loans on the Funding Date, specifying the amount to be borrowed, the requested Borrowing Date and whether such Term Loan shall be Eurodollar Loans or ABR Loans and, in the case of Eurodollar Loans, the initial Interest Period applicable thereto, which shall be a period contemplated by the definition of “Interest Period”. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the Funding Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

If no election as to the Type of Term Loan is specified, then the requested Term Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Tranche, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a borrowing request in the form of Exhibit E and in accordance with this Section, the Administrative Agent shall advise each Term Lender of the details thereof and of the amount of such Term Lender’s Term Loan to be made.

Each Term Loan shall be made by the Term Lenders ratably in accordance with their applicable Term Commitments; provided that the failure of any Term Lender to make its Term Loan shall not in itself relieve any other Term Lender of its obligation to lend hereunder (it being understood, however, that no Term Lender shall be responsible for the failure of any other Term Lender to make any Term Loan required to be made by such other Term Lender). ABR Loans comprising any Term Loan shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Eurodollar Loans comprising any Term Loan shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

Subject to Sections 2.16 and 2.18, each Eurodollar Tranche shall be comprised entirely of Eurodollar Loans as Borrower may request pursuant to Section 2.12. Each Term Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Term Lender to make such Term Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Term Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time, subject to Section 2.13. For purposes of the foregoing, Eurodollar Tranches having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Tranche if the Interest Period requested with respect thereto would end after the Maturity Date.

2.3 [Reserved].

2.4 [Reserved].

2.5 [Reserved].

2.6 [Reserved].

2.7 [Reserved].

2.8 [Reserved].

2.9 [Reserved].

2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth below), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid.

2.11 Repayment of Loans; Extension of Maturity Date.

(a) The Borrower shall repay the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, on the Maturity Date, unless accelerated sooner pursuant to Section 8.1.

(b) The Borrower shall have one option to extend the Maturity Date for one year to March 9, 2017 upon satisfaction of the following conditions: (i) the Borrower has given the Administrative Agent written notice of its election to exercise the extension option at least 30 days, but no more than 90 days, before the initial Maturity Date, (ii) no Default or Event of Default exists and is continuing on the date of the Borrower’s extension notice, (iii) no Default or Event of Default has occurred and is continuing on the date such extension becomes effective as set forth below and (iv) the Borrower pays to the Administrative Agent, for the pro rata benefit of the Lenders, an extension fee equal to 0.175% of the then outstanding principal amount of the Loans. Such extension shall be effective as of the date of delivery of Borrower’s notice of extension described in clause (i) above and the payment of the extension fee described in clause (iv) above; provided that, upon the delivery of Borrower’s notice of extension or payment of the extension fee, whichever is the later to occur, the Borrower shall be deemed to have represented that the conditions in preceding clauses (ii) and (iii) have been satisfied.

2.12 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five (5) Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand of the Administrative Agent.

2.15 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

2.17 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages of the Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(d), Section 2.17(e) or Section 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18 Requirements of Law. (a) If any Change in Law:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on or measured by the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification shall be the amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, at the

Eurodollar Rate that would have been applicable for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.23 Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent on up to three (3) occasions during the period from the Closing Date to the thirty-six (36) month anniversary of the Closing Date, request incremental Commitments in an amount not to exceed the aggregate amount of $100,000,000 from one or more additional Lenders (which may include any existing Lender, each, a “New Term Loan Lender”) willing to provide such incremental Commitments in their own discretion; provided, that each New Term Loan Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such New Term Loan Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the incremental Commitments being requested, (ii) the aggregate amount of all incremental Commitments, which when taken together with all other incremental Commitments, shall not exceed $100,000,000 in the aggregate (the “Incremental Limit”), and (iii) the date on which such incremental Commitments are requested to become effective (the “Increased Amount Date”). The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested incremental Commitments. On any Increased Amount Date on which any such incremental Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its incremental Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to such incremental Commitment and the New Term Loans made pursuant thereto. The terms and provisions of the New Term Loans and the incremental Commitments shall be identical to the existing Loans.

(b) The Borrower and each New Term Loan Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the incremental Commitment of such New Term Loan Lender. Each such documentation shall specify the terms of the applicable incremental Commitments; provided, that from and after the effectiveness of each amendment or other documentation, the associated incremental Commitments shall thereafter be Commitments with the same terms as the Commitments (including as to pricing and maturity). Each of the parties hereto hereby agrees that, upon the effectiveness of any such documentation, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the incremental Commitments and New Term Loans evidenced thereby (including adjusting the Term Percentages), and new Notes shall be issued and the Borrower shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Commitments, in each case without the consent of the Lenders other than those Lenders with incremental Commitments. Any fees payable by the Borrower upon any such incremental Commitments shall be agreed upon by the Administrative Agent, the New Term Loan Lenders and the Borrower at the time of such increase.

Notwithstanding the foregoing, nothing in this Section 2.23 shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitments hereunder.

(c) Notwithstanding the foregoing, no incremental Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in Section 5.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant amendment or other documentation and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 5.1 and such additional customary documents and filings as the Administrative Agent may reasonably require, (iii) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.1 after giving effect to such incremental Commitments, the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date and (iv) such incremental Commitments and the Loans to be made thereunder shall be permitted by the terms and conditions of each of the 2008 Exchangeable Senior Note Indenture, the 2011 Senior Unsecured Note Indenture, the 2012 Senior Unsecured Note Indenture, the Senior Note Indenture and any Additional Senior Unsecured Indenture.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all New Term Loans, when originally made, are included in each Borrowing of outstanding Loans on a pro rata basis. The Borrower agrees that Section 2.20 shall apply to any conversion of Eurodollar Loans to ABR Loans reasonably required by the Lenders to effect the foregoing.

2.24 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1), provided that any waiver, amendment or modification that increases the Commitment of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or interest thereon owing to a Defaulting Lender, reduces the Applicable Margin on the underlying interest rate options owing to a Defaulting Lender or extends the Maturity Date (other than in accordance with Section 2.11(b)) shall require the consent of such Defaulting Lender.

SECTION 3. [RESERVED]

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.1 Financial Condition.

(a) The pro forma covenant compliance certificate described in Section 5.1(l), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Funding Date and the use of proceeds thereof, (ii) the issuance of the 2012 Senior Unsecured Notes, (iii) the acquisition of Ernest Health Inc., (iv) the public offering of 23,575,000 shares of Holding’s common stock that closed on February 7, 2012 and (v) the payment of fees and expenses in connection with the foregoing. Such certificate has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial covenant compliance of Borrower and its consolidated Subsidiaries as at the Funding Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 2010, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and except for the lack of footnotes with interim statements). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2010 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

4.2 No Change. Since September 30, 2011, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that its failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other property (including Mortgage Notes), and none of such property is subject to any Lien except as permitted by Section 7.3. Each Group Member has obtained customary title insurance on its Real Property.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

4.10 Taxes. Each Group Member has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the

Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had, within the past five years, a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance the working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries, including permitted acquisitions, permitted investments and repayment of Indebtedness (including any outstanding Indebtedness under the Revolving Credit Agreement).

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of Holdings and the Borrower after due inquiry:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained during the ownership or lease of, or operation by, such Group Member, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) During the ownership or lease of, or operation by, any Group Member, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) During the ownership or lease of, or operation by, any Group Member, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have during the ownership or lease of, or operation by, any Group Member been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. The statements and information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, do not contain as of the date such statement, information, document or certificate was so furnished and as updated from time to time, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, the Confidential Information Memorandum, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 [Reserved].

4.20 Solvency. The Loan Parties, on a consolidated basis, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.21 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Note Indenture, the 2011 Senior Unsecured Note Indenture and any Additional Senior Unsecured Note Indentures, including any amendments, supplements or modifications with respect to any of the foregoing.

4.22 Status of Holdings. Holdings (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code. The common stock of Holdings is listed for trading on the New York Stock Exchange.

4.23 Properties. Schedule 4.23(a), as supplemented from time to time, sets forth a list of all Real Property of the Group Members and the owner (or ground-lessor) of such Real Property, and Schedule 4.23(b), as supplemented from time to time, sets forth a list of all Unencumbered Properties and the owner (or ground-lessor) of such Unencumbered Property. All such Unencumbered Properties satisfy the requirements for a Unencumbered Property set forth in the definition thereof. As of the Closing Date, the Unencumbered Properties listed on Schedule 4.23(c) as delivered by the Borrower on the Closing Date (the “Initial Unencumbered Properties”), in the aggregate, have an Unencumbered Asset Value in excess of $800,000,000.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Funding Date, of the following conditions precedent:

(a) Credit Agreement; Guarantee Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, and (ii) the Guarantee Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor.

(b) Rating. The Borrower shall have a senior unsecured credit rating (which rating may be a private letter rating) of BB- or higher from S&P and Ba3 or higher from Moody’s.

(c) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of Holdings and its Subsidiaries for the 2009 and 2010 fiscal years and (ii) unaudited interim consolidated financial statements of Holdings and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings and its Subsidiaries, as reflected in the financial statements.

(d) Projections. The Lenders shall have received satisfactory projections through 2015.

(e) Approvals. All material governmental and third party approvals necessary in connection with the continuing operations of the Group Members and the making of the Term Loans contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower and Holdings are located, and such search shall reveal no liens on any of the assets of the Borrower or Holdings except for liens permitted by Section 7.3 or discharged or to be discharged on or prior to the Funding Date pursuant to documentation satisfactory to the Administrative Agent.

(g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Funding Date. All such amounts will be paid with proceeds of Loans made on the Funding Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Funding Date.

(h) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Funding Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(i) Legal Opinion. The Administrative Agent shall have received the legal opinion of Goodwin Procter LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents.

(j) [Reserved].

(k) [Reserved].

(l) Compliance Certificate. The Lenders shall have received a certificate of a Responsible Officer of the Borrower certifying as to compliance with the financial covenants set forth in Section 7.1 on a pro-forma basis on the Funding Date after giving effect to the incurrence of the Loans and the other capital markets transactions occurring on or before the Funding Date, which certificate shall include calculations in reasonable detail demonstrating such compliance, including as to the calculation of Unencumbered Asset Value.

(m) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Responsible Officer of Holdings.

(n) [Reserved].

(o) Amendment to Revolving Credit Agreement. The Administrative Agent shall have received a fully executed copy of an amendment to the Revolving Credit Agreement which (i) permits the Term Facility, (ii) permits the guarantees by the Guarantors pursuant to the Guaranty Agreement, (iii) permits the issuance of the Additional Senior Unsecured Notes and the guarantees thereof and (iv) amends the financial covenants and certain other provisions contained therein to be consistent with this Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

5.2 Additional Conditions to Loans. The agreement of each Lender to make the Loans requested to be made by it on any date is subject to the satisfaction of the following additional conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct on and as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein and except for the absence of footnotes with the interim statements) consistently throughout the periods reflected therein and with prior periods. Delivery by Holdings to the Administrative Agent and the Lenders of its annual report to the SEC on Form 10-K and its quarterly report to the SEC on Form 10-Q, in each case in accordance with SEC requirement for such reports, shall be deemed to be compliance by Holdings with this Section 6.1(a) and Section 6.1(b), as applicable.

6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

(a) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and within 90 days after the end of each fiscal year of Holdings, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(b) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions;

(c) within 45 days after the end of each fiscal quarter of the Borrower (or 90 days in the case of the fourth quarter), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; provided that delivery to the Administrative Agent and the Lenders of Holdings’ annual report to the SEC on Form 10-K and its quarterly report to the SEC on Form 10-Q containing such narrative discussion and analysis shall be deemed to be compliance with this Section 6.2(c);

(d) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture, the 2008 Exchangeable Senior Note Indenture, the 2011 Senior Unsecured Indenture, any Additional Senior Unsecured Indenture or the Revolving Credit Agreement;

(e) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all material financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

(f) promptly, (i) updates to Schedules 4.23(a) and 4.23(b) and (ii) such additional financial and other information as any Lender may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and except for any nonpayment of which could not reasonably be expected to have a Material Adverse Effect.

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Holdings will do all things necessary to maintain its status as a REIT and will maintain its listing on the New York Stock Exchange.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, all-risks casualty and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) any default by tenant under a lease of Real Property or any default by an obligor under any Mortgage Note held by a Group Member, in each case after giving effect to any applicable cure period and to the extent that such Real Property or Mortgage Note is included in the Unencumbered Asset Value; and

(f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws.

(a) Comply with, and take commercially reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Distributions in the Ordinary Course. In the ordinary course of business, the Borrower causes all of its Subsidiaries to make transfers of net cash and cash equivalents upstream to the Borrower, and the Borrower shall continue to follow such ordinary course of business. The Borrower shall not make net transfers of cash and cash equivalents downstream to its Subsidiaries except in the ordinary course of business consistent with past practice.

6.10 Additional Guarantors; Additional Unencumbered Properties. (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Excluded Subsidiary)

created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (a), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Excluded Subsidiary), promptly cause such new Subsidiary (A) to become a party to the Guarantee Agreement, (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(b) Upon the addition of any new Real Property as an Unencumbered Property after the Closing Date, the Borrower shall deliver to the Administrative Agent (a) a certificate of a Responsible Officer certifying that such Real Property satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”, certifying as to compliance with the financial covenants on a pro-forma basis after giving effect to the addition of such Real Property as an Unencumbered Property, which certificate shall include calculations in reasonable detail demonstrating such compliance, including as to the calculation of Unencumbered Asset Value, (b) updated Schedules 4.23(a) and (b) of all Unencumbered Properties and (c) a copy of the lease for such Real Property, a lease abstract for such Real Property, an operating statement for such Real Property, in each case certified by an officer of the Borrower as being true and correct, and such other information regarding such Real Property as the Agents may reasonably request. From and after the date of delivery of such certificate, schedule and information and so long as such Real Property continues to satisfy the eligibility criteria set forth in the definition of “Unencumbered Property”, such Real Property shall be treated as a Unencumbered Property hereunder.

(c) Upon the inclusion of any new Mortgage Note in the computation of Unencumbered Asset Value, the Borrower shall deliver to the Administrative Agent (i) a copy of such Mortgage Note, and (ii) an updated schedule of all Mortgage Notes included in the computation of Unencumbered Asset Value.

(d) The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents

6.11 Notices of Asset Sales, Encumbrances or Dispositions. The Borrower shall deliver to the Administrative Agent and the Lenders written notice not less than five (5) Business Days prior to a sale, encumbrance with a Lien to secure Indebtedness or other Disposition of (i) an Unencumbered Property or (ii) other assets of the Loan Parties or their Subsidiaries, in a single transaction or series of related transactions, for consideration in excess of $10,000,000, in each case which is permitted pursuant to Section 7.2(f), 7.3(i) or Section 7.5, as applicable. In addition, simultaneously with delivery of any such notice, the Loan Parties shall deliver to the Administrative Agent (A) a certificate of a Responsible Officer certifying that no Default or Event of Default (including any non-compliance with the financial covenants contained herein and Section 6.14 hereof) has occurred and is continuing or would occur on a pro forma basis after giving effect to the proposed sale, encumbrance or other Disposition, which certificate shall include calculations in reasonable detail demonstrating compliance with Section 6.14 hereof and the financial covenants on a pro-forma basis, including as to the calculation of Unencumbered Asset Value and (B) an updated schedule of all Unencumbered Properties.

To the extent such proposed transaction would result in a Default or an Event of Default, the Borrower shall apply the proceeds of such transaction (together with such additional amounts as may be required), to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that no Default or Event of Default would exist.

If such proposed transaction is permitted hereunder, the Administrative Agent shall, at the Borrower’s expense, take all such action reasonably requested by the Borrower to release the guarantee obligations under the Guarantee Agreement of any Subsidiary that owns or ground-leases the Real Property or Mortgage Note being Disposed of.

6.12 Maintenance of Ratings. The Borrower shall maintain a senior unsecured credit rating from each of S&P and Moody’s; provided that if the rating obtained from such rating agency is a private letter rating that is not monitored and automatically updated by such rating agency, then the Borrower shall obtain an annual update of such rating on or before each anniversary of the Closing Date.

6.13 Use of Proceeds. The proceeds of the Loans shall be used only for the purposes set forth in Section 4.16 and in compliance with Section 4.11.

6.14 Initial Unencumbered Properties. At all times during the term of this Agreement, the Borrower shall cause the Borrower and the Guarantors to continue to own or ground-lease (in a manner that satisfies the criteria for an Unencumbered Property set forth in the definition thereof) at least 66 2/3% (by Unencumbered Asset Value) of the Unencumbered Properties that comprise the Initial Unencumbered Properties.

SECTION 7. NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Total Leverage Ratio. Permit the ratio of (i) (A) Total Indebtedness minus (B) as of such date of determination, unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000 that is being held to repay that portion of Total Indebtedness that matures within twenty-four (24) months of such date of determination to (ii) Total Asset Value (the “Total Leverage Ratio”) as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 60%.

(b) Fixed Charge Coverage Ratio. Permit the ratio of Total EBITDA to Total Fixed Charges for any period of four consecutive fiscal quarters of the Borrower to be less than 1.60 to 1.0.

(c) Mortgage Secured Leverage Ratio. (i) Permit the ratio of (A) the aggregate amount of all Mortgage Secured Indebtedness minus the aggregate amount of all Assumed Mortgage Secured Indebtedness to (B) Total Asset Value, as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 15%; or (ii) permit the ratio of the aggregate amount of all Mortgage Secured Indebtedness (including, for the avoidance of doubt, Assumed Mortgage Secured Indebtedness) to Total Asset Value as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 40%.

(d) Recourse Mortgage Secured Indebtedness. Permit Recourse Mortgage Secured Indebtedness to exceed $75,000,000 at any time; provided that from and after the repayment of any Recourse Mortgage Secured Indebtedness owed to Colonial Bank, N.A. under the Promissory Note dated as of June 26, 2007, Recourse Mortgage Secured Indebtedness shall not exceed $50,000,000.

(e) Consolidated Adjusted Net Worth. Permit Consolidated Tangible Net Worth to be less than the sum of (i) $764,542,618 plus (ii) 85% of Net Cash Proceeds from issuances of Capital Stock by the Borrower or Holdings after December 31, 2010.

(f) Unsecured Leverage Ratio. Permit the ratio of Unsecured Indebtedness to Unencumbered Asset Value as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 60%.

(g) Unsecured Interest Coverage Ratio. Permit the ratio of Unencumbered NOI for any period of four consecutive fiscal quarters of the Borrower to Unsecured Interest Expense for such period to be less than 2.0 to 1.0 as at the last day of any period of four consecutive fiscal quarters of the Borrower.

(h) [Reserved].

(i) Pro Forma Calculations.

(i) For purposes of the pro-forma calculations to be made pursuant to Sections 7.1(a), (f) and (g) (and the definitions used therein), such calculations shall be adjusted by (A) excluding from Total Asset Value and Unencumbered Asset Value the actual value of any assets sold by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter and (B) adding to Total Asset Value and Unencumbered Asset Value the actual value of any assets acquired (or to be acquired with any borrowing) by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter.

(ii) For purposes of the pro-forma calculations to be made pursuant to Sections 7.1(a), (f) and (g) (and the definitions used therein), such calculations shall be adjusted by (A) excluding from Unencumbered NOI the actual NOI for the relevant period of any assets sold by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter, (B) adding to Unencumbered NOI the projected NOI for the next four quarters (based on the Borrower’s projections made in good faith) for any assets acquired (or to be acquired with any borrowing) by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter, (C) excluding from Unsecured

Interest Expense, the Unsecured Interest Expense for the relevant period for any Unsecured Indebtedness for which the Borrower or any Subsidiary is no longer obligated in respect of, or as the result of the application of proceeds from, any Unencumbered Properties sold by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter, and (D) adding to Unsecured Interest Expense, the projected Unsecured Interest Expense for the next four quarters (based on the Borrower’s projections made in good faith) for any Unsecured Indebtedness assumed or incurred by the Borrower or any of its Subsidiaries since the last day of the prior fiscal quarter.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document, and the other Obligations;

(b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) (i) Indebtedness of the Borrower in respect of the 2011 Senior Unsecured Notes, the Senior Notes, the 2008 Senior Exchangeable Notes, the Revolving Credit Facility and any Additional Senior Unsecured Notes and (ii) Guarantee Obligations of Holdings and its Subsidiaries, as applicable, in respect of such Indebtedness; and

(f) additional Indebtedness of Holdings, the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) at any one time outstanding that would not cause a violation of any covenant set forth in Section 7.1 after giving pro forma effect to any such additional Indebtedness;

provided that the Borrower shall not permit any Subsidiary Guarantor that is the owner (or ground-lessee) of an Unencumbered Property or a Mortgage Note included in the computation of Unencumbered Asset Value to create, incur, assume, become liable in respect of or suffer to exist any Indebtedness, including any guarantees of Indebtedness (other than with respect to guarantees of the 2011 Senior Unsecured Notes, the Loan Documents, any Additional Senior Unsecured Notes, the Revolving Credit Facility and any other Indebtedness of the Borrower permitted by Section 7.2(f) of this Agreement), that is recourse to such Subsidiary Guarantor.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens (not affecting the Unencumbered Properties) in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing the Obligations;

(h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

(i) Liens (not affecting the Unencumbered Properties) securing Indebtedness constituting Indebtedness permitted by Section 7.2(f), and Liens (not affecting Unencumbered Properties) incurred in connection with the cash collateralization of any Swap Agreement permitted by Section 7.12;

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that a Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clause (i) of Section 7.4(b);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

(e) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a permitted business between the Borrower or any Subsidiary and another Person;

(f) the voluntary unwinding of any Swap Agreements; and

(g) the Disposition of other property so long as (i) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, (ii) the Borrower remains in compliance with Section 6.14 after giving effect thereto, and (iii) the Borrower complies with Section 6.11, if applicable.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments of such amount to its shareholders; provided that (i) beginning with the fiscal quarter ended March 31, 2012, the Borrower shall not make Restricted Payments to Holdings in excess of (u)(A) in the event the acquisition of Ernest Health, Inc. occurs, (1) 120% of Normalized Adjusted FFO attributable to the period of one fiscal quarter then ended, for the fiscal quarter ended March 31, 2012, (2) 115% of Normalized Adjusted FFO attributable to the period of two fiscal quarters then ended for the fiscal quarter ended June 30, 2012, (3) 110% of Normalized Adjusted FFO attributable to the period of three fiscal quarters then ended, for the fiscal quarter ended September 30, 2012, and (4) 105% of Normalized Adjusted FFO attributable to the period of four fiscal quarters then ended, for the fiscal quarter ended December 31, 2012, and (B) in the event the acquisition of Ernest Health, Inc. does not occur, 120% of Normalized Adjusted FFO attributable to the period of one fiscal quarter then ended for each of the four fiscal quarters ended March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, (v) 100% of Normalized Adjusted FFO attributable to the period of four fiscal quarters then ended, for the fiscal quarter ended March 31, 2013, and (w) 95% of Normalized Adjusted FFO attributable to the period of four fiscal quarters then ended, for the fiscal quarter ended June 30, 2013 and thereafter; (ii) if a Default or an Event of Default has occurred and is continuing, the Borrower may only make Restricted Payments to Holdings in the amounts required to be made by Holdings in order to maintain its status as a REIT; and (iii) the Borrower may not make any Restricted Payments to Holdings if the Obligations have been declared due and payable.

7.7 [Reserved].

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except Permitted Investments.

7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes or the 2008 Senior Exchangeable Notes; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the 2008 Senior Exchangeable Notes (other than any such amendment, modification, waiver or other change that would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon); or (c) make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on (i) any Indebtedness which is subordinate to the Obligations (ii) the 2011 Senior Unsecured Notes, (iii) any Additional Senior Unsecured Notes or (iv) the Revolving Credit Facility, in any case, if a Default or an Event of Default has occurred and is continuing; provided, however, the Borrower may make such mandatory prepayments or redemptions expressly set forth in the 2012 Senior Unsecured Note Indenture.

7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise not prohibited under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or the 2011 Senior Unsecured Notes, the Senior Notes, the 2008 Senior Exchangeable Notes, or any Additional Senior Unsecured Notes) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property (including equity interests owned by such Group Member) or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any restrictions set forth in the organizational documents of the Subsidiaries of the Borrower listed on Schedule ES, (d) any restrictions set forth in the 2011 Senior Unsecured Note Indenture, the 2012 Senior Unsecured Note Indenture or the Revolving Credit Agreement, (e) customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided that (1) such restrictions apply only to the property to be sold, and (2) such sale is permitted hereunder, (f) covenants in any one or more agreements governing Indebtedness permitted under Section 7.2 entered into after the Closing Date that are no more restrictive with respect to Borrower and its Subsidiaries than the equivalent restrictions set forth in the Loan Documents; (g) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition, (h) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses or similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (i) provisions limiting the disposition or distribution of assets or property in joint venture agreements, stock sale agreements and other similar agreements, in each case, to the extent permitted under this Agreement and only if entered into with the approval of the Board of Directors of Holdings, which limitation is applicable only to the assets that are the subject of such agreement.

7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the

Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, the 2008 Exchangeable Senior Note Indenture, the Senior Note Indenture, the 2011 Senior Unsecured Note Indenture, the 2012 Senior Unsecured Note Indenture or the Revolving Credit Agreement (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions set forth in the organizational documents of the Subsidiaries of the Borrower listed on Schedule ES, (iv) applicable Requirements of Law, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary, (vi) any holder of a Lien permitted by Section 7.3 restricting the transfer of the property subject to such permitted Lien, (vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary of the Borrower, and (viii) any restrictions in any one or more agreements governing Indebtedness permitted under Section 7.2 entered into after the Closing Date that are no more restrictive with respect to Borrower and its Subsidiaries than the equivalent restrictions set forth in the Loan Documents.

7.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate (i) in any material respect on or as of the date made or deemed made or (ii) in the case of any representation or warranty qualified by “materiality”, “Material Adverse Effect” or any similar language, in any respect (after giving affect to such materiality qualifier) on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a), Section 6.13, Section 6.14, or Section 7 of this Agreement or Section 4 of the Guarantee Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due, prepaid, repurchased, defeased or redeemed prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $15,000,000; or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders would be reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j) any “Event of Default” as defined in the Revolving Credit Agreement shall occur and be continuing, after giving effect to any applicable grace or cure periods under the Revolving Credit Agreement; or

(k) (i) (any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 90% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens; or (iv) a Specified Change of Control shall occur; or

(l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) Indebtedness incurred with respect to guarantees of the 2011 Senior Unsecured Notes, the Senior Notes, the 2008 Senior Exchangeable Notes or other Indebtedness of the Borrower and its Subsidiaries that is permitted by Section 7.2, (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;

(c) Third to pay interest then due and payable on the Loans;

(d) Fourth, to prepay principal on the Loans ratably; and

(e) Fifth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Loan Parties.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The

Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Term Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Term Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Syndication Agent. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release Holdings or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (v) change Section 2.17 (a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy

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notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings:	Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
Attention: R. Steven Hamner
Telecopy: (205) 969-3756
Telephone: (205) 969-3755

Borrower:	MPT Operating Partnership, L.P. c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
Attention: R. Steven Hamner
Telecopy: (205) 969-3756
Telephone: (205) 969-3755

With a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109
Attention: Edward Matson Sibble, Jr.
Telecopy: (617) 523-1231
Telephone: (617) 570-1000

Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 40th Floor New York, NY 10179
Attention: Brendan Poe
Telecopy: (646) 534-0574
Telephone: (212) 622-8173

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or otherwise available. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and including such costs and expenses incurred under Section 6.10 and 6.11, with statements with respect to the foregoing to be submitted to the Borrower prior to the Funding Date (in the case of amounts to be paid on the Funding Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the documented fees and disbursements and other out-of-pocket costs of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, advisors, trustees, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Loan Party with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable documented fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document or asserted against any Indemnitee (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or breach of obligations of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than ten (10) Business Days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to R. Steven Hamner (Telephone No. (205) 969-3755) (Telecopy No. (205) 969-3756), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons that are Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person that is an Eligible Assignee; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the assigning Lender and the Assignee party to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(D) Notwithstanding anything to the contrary set forth herein, no assignment of the Commitments or the Loans may be made by any Lender other than a Lender serving as Administrative Agent or as the Syndication Agent until the earlier of (1) the date on which the Joint Lead Arrangers identified on the cover page hereto have notified the Borrower that a successful syndication has been achieved or (2) ninety (90) days after the Closing Date.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(i) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(iii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than the Company, the Borrower or any of their respective Subsidiaries or Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(iv) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

(b) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(c) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(d) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

10.14 Releases of Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other Obligations shall have been paid in full and the Commitments have been terminated, the Guarantors shall be released from other obligations under the Guarantee Agreement (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in connection with their rights and obligations hereunder and under the other Loan Documents, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

	By:	MEDICAL PROPERTIES TRUST, INC., its sole member

		By:	/s/ R. Steven Hamner
			Name:	R. Steven Hamner
			Title:	Executive Vice President and Chief Financial Officer

[Signature Page - Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Brendan M. Poe
	Name:	Brendan M. Poe
	Title:	Executive Director

[Signature Page - Term Loan Agreement]

ROYAL BANK OF CANADA

By:	/s/ G. David Cole
	Name:	G. David Cole
	Title:	Authorized Signatory

[Signature Page - Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	Senior Vice President

[Signature Page - Term Loan Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Laura Conway
	Name:	Laura Conway
	Title:	Vice President

[Signature Page - Term Loan Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

[Signature Page - Term Loan Agreement]

COMPASS BANK

By:	/s/ Brian Tuerff
	Name:	Brian Tuerff
	Title:	Senior Vice President

[Signature Page - Term Loan Agreement]

SUNTRUST BANK

By:	/s/ Joshua J. Turner
	Name:	Joshua J. Turner
	Title:	Vice President

[Signature Page - Term Loan Agreement]

RAYMOND JAMES BANK, N.A.

By:	/s/ Frank Reyes
	Name:	Frank Reyes
	Title:	Vice President

[Signature Page - Term Loan Agreement]

CADENCE BANK, N.A.

By:	/s/ Caldwell Marks
	Name:	Caldwell Marks
	Title:	Senior Vice President

[Signature Page - Term Loan Agreement]

Schedule EGL

Eligible Ground Leased Property

San Antonio Warm Springs Rehabilitation Hospital	MPT of Warm Springs, L.P.	Owner

Elkhorn Valley Rehabilitation Hospital	MPT of Casper, LLC	Owner

Schedule ES

Excluded Subsidiaries

1.	MPT Development Services, Inc.

2.	MPT of North Cypress, LLC

3.	MPT of North Cypress, L.P.

4.	MPT Covington TRS, Inc.

5.	MPT DS Equipment Holding, LLC

6.	MPT of Kansas City, LLC

7.	MPT Finance Corporation

8.	MPT of Desoto Hospital, LLC

9.	MPT of Hoboken TRS, LLC

10.	MPT New Braunfels Hospital, LLC

11.	MPT Corinth Hospital, LLC

12.	MPT of 69th Street, LLC

13.	MPT of Schertz, LLC*

14.	Mountain View - MPT Hospital LLC

15.	MPT of Peoria, LLC *

16.	MPT of Greenville, LLC *

17.	MPT Aztec Opco, LLC

18.	MPT of Johnstown Hospital, LLC

19.	MPT of Post Falls Hospital, LLC

20.	MPT of Boise Hospital, LLC

21.	MPT of Billings Hospital, LLC

22.	MPT of Greenwood Hospital, LLC

23.	MPT of Comal County Hospital, LLC

24.	MPT of Mesquite Hospital, LLC

25.	MPT of Laredo Hospital, LLC

26.	MPT of Provo Hospital, LLC

27.	MPT of Casper Hospital, LLC

28.	MPT of Prescott Valley Hospital, LLC

29.	MPT of Brownsville Hospital, LLC

30.	MPT of Las Cruces Hospital, LLC

*	Dissolution in process

11

Schedule PUP

Pooled Unencumbered Properties

Cornerstone Hospital of Bossier City	MPT of Bossier City, LLC	Owner
Cornerstone Hospital of Houston - Clear Lake	MPT of Webster, L.P.	Owner
Cornerstone Hospital of Southeast Arizona	MPT of Tucson, LLC	Owner

Warm Springs Specialty Hospital of Luling	MPT of Luling, L.P.	Owner
San Antonio Warm Springs Rehabilitation Hospital	MPT of Warm Springs, L.P.	Owner

Warm Springs Rehabilitation Hospital of Victoria	MPT of Victoria, L.P.	Owner

Huntington Beach Hospital	MPT of Huntington Beach, L.P.	Owner
La Palma Intercommunity Hospital	MPT of La Palma, L.P.	Owner
West Anaheim Medical Center	MPT of West Anaheim, L.P.	Owner

Vibra Specialty Hospital of Dallas	MPT of Dallas LTACH, L.P.	Owner
Vibra Hospital of Southeastern Michigan	MPT of Detroit, LLC	Owner
New Bedford Rehabilitation Hospital	4499 Acushnet Avenue, LLC	Owner
Vibra Specialty Hospital of Portland	MPT of Portland, LLC	Owner
Northern California Rehabilitation Hospital	MPT of Redding, LLC	Owner
North Valley Rehabilitation Hospital	8451 Pearl Street, LLC	Owner
Atrium Medical Center	MPT of Corinth, L.P.	Owner

Marlboro Park Hospital	MPT of Bennettsville, LLC	Owner
Chesterfield General Hospital	MPT of Cheraw, LLC	Owner
Hill Regional Hospital	MPT of Hillsboro, L.P.	Owner

Healthtrax Wellness Center - Warwick	MPT of Warwick, LLC	Owner
Healthtrax Wellness Center - Providence	MPT of Providence, LLC	Owner
Healthtrax Wellness Center - Springfield	MPT of Springfield, LLC	Owner
Healthtrax Wellness Center - Enfield	MPT of Enfield, LLC	Owner
Healthtrax Wellness Center - Newington	MPT of Newington, LLC	Owner
Healthtrax Wellness Center - Bristol	MPT of Bristol, LLC	Owner

Advanced Care Hospital of Northern Colorado	MPT of Johnstown, LLC	Owner
Northern Colorado Rehabilitation Hospital	MPT of Johnstown, LLC	Owner
Elkhorn Valley Rehabilitation Hospital	MPT of Casper, LLC	Owner
Advanced Care Hospital of Montana	MPT of Billings, LLC	Owner

Southwest Idaho Advanced Care Hospital	MPT of Boise, LLC	Owner
Utah Valley Specialty Hospital	MPT of Provo, LLC	Owner
Laredo Specialty Hospital	MPT of Laredo, LLC	Owner
Mesquite Specialty Hospital	MPT of Mesquite, LLC	Owner
Mesquite Rehabilitation Institute	MPT of Mesquite, LLC	Owner
Greenwood Regional Rehabilitation Hospital	MPT of Greenwood, LLC	Owner
Northern Idaho Advanced Care Hospital	MPT of Post Falls, LLC	Owner
New Braunfels Regional Rehabilitation Hospital	MPT of Comal County, LLC	Owner
Mountain Valley Regional Rehabilitation Hospital	MPT of Prescott Valley, LLC	Mortgagee

South Texas Rehabilitation Hospital	MPT of Brownsville, LLC	Mortgagee

Advanced Care Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

Rehabilitation Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

13

Schedule UP

Expiring Leases

HealthSouth Rehabilitation Hospital of Fayetteville	MPT of Fayetteville, LLC	Owner

Cornerstone Hospital of Southeast Arizona	MPT of Tucson, LLC	Owner

Cornerstone Hospital of Houston - Clear Lake	MPT of Webster, L.P.	Owner

Schedule 1.1A

Commitments

Lender	Term Loan Commitment

JPMorgan Chase Bank, N.A.	$8,000,000

Bank of America, N.A.	$8,000,000

KeyBank National Association	$8,000,000

Royal Bank of Canada	$8,000,000

SunTrust Bank	$14,000,000

Compass Bank	$14,000,000

Cadence Bank, N.A.	$15,000,000

Raymond James Bank, FSB	$15,000,000

Deutsche Bank Trust Company Americas	$10,000,000

$100,000,000

Schedule 3.1(a)

Existing Letters of Credit

Letter of Credit issued to the order of Premier Healthcare, LLC in an amount of $1,291,625.

Schedule 4.4

Consents, Authorizations, Filings and Notices

1. Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated February 16, 2012 by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., financial institutions listed on the signature pages thereof, and JPMorgan Chase Bank, N.A. as Administrative Agent.

Schedule 4.15

Subsidiaries

Name	Jurisdiction of Organization	Percentage of Capital Stock Owned by any Loan Party
MPT of Victorville, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Bucks County, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Bucks County, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Bucks County, LLC

MPT of Bloomington, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Covington, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Denham Springs, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Redding, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Chino, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Dallas LTACH, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Dallas LTACH, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Dallas LTACH, LLC

MPT of Portland, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Warm Springs, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Warm Springs, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Warm Springs, LLC

MPT of Victoria, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Victoria, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Victoria, LLC

MPT of Luling, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Luling, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Luling, LLC

MPT of Huntington Beach, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Huntington Beach, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Huntington Beach, LLC

MPT of West Anaheim, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of West Anaheim, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of West Anaheim, LLC

MPT of La Palma, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of La Palma, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of La Palma, LLC

MPT of Paradise Valley, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Paradise Valley, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Paradise Valley, LLC

MPT of Southern California, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Southern California, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Southern California, LLC

MPT of Twelve Oaks, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Twelve Oaks, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Twelve Oaks, LLC

MPT of Shasta, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Shasta, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Shasta, LLC

MPT of Webster, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Webster, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Webster, LLC
MPT of Tucson, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Bossier City, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of West Valley City, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Idaho Falls, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Poplar Bluff, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Bennettsville, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Detroit, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Bristol, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Newington, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Enfield, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Petersburg, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Fayetteville, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Wichita, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

4499 Acushnet Avenue, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

8451 Pearl Street, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of North Cypress, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of North Cypress, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of North Cypress, LLC

MPT of Garden Grove Hospital, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Garden Grove Hospital, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Garden Grove Hospital, LLC

MPT of Garden Grove MOB, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Garden Grove MOB, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Garden Grove MOB, LLC

MPT of San Dimas Hospital, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of San Dimas Hospital, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of San Dimas Hospital, LLC

MPT of San Dimas MOB, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of San Dimas MOB, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of San Dimas MOB, LLC

MPT of Cheraw, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT Covington TRS, Inc.	DE	100% of outstanding stock owned by MPT Operating Partnership, L.P.

MPT of Ft. Lauderdale, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Providence, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Springfield, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Warwick, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

Wichita Health Associates, Limited Partnership	DE	100% of partnership interests owned by MPT of Wichita, LLC

Mountain View- MPT Hospital, LLC	DE

100% of limited liability company interests owned by MPT of Mountain View, LLC*

(* 20% interest in distributions from Mountain View- MPT Hospital, LLC is owned by Mountain View Hospital, LLC and such interest will increase by 2% annually to a maximum of 40% in 2021)

MPT Development Services, Inc.	DE	100% of outstanding stock owned by MPT Operating Partnership, L.P.

MPT of Richardson, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Richardson, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Richardson, LLC

MPT of Round Rock, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Round Rock, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Round Rock, LLC

MPT of Shenandoah, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Shenandoah, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Shenandoah, LLC

MPT of Hillsboro, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Hillsboro, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Hillsboro, LLC

MPT of Florence, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Clear Lake, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Clear Lake, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Clear Lake, LLC

MPT of Tomball, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Tomball, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Tomball, LLC

MPT of Gilbert, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Corinth, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Corinth, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Corinth, LLC

MPT of Bayonne, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Alvarado, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Alvarado, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Alvarado, LLC

MPT DS Equipment Holding, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Kansas City, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Desoto, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Desoto, L.P.	DE	99.9% of partnership interests owned by MPT Operating Partnership, L.P.; 0.1% of partnership interests owned by MPT of Desoto, LLC

MPT of Hoboken Real Estate, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Hoboken Hospital, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT Finance Corporation	DE	100% of equity interests owned by MPT Operating Partnership, L.P.

MPT of Mountain View, LLC	DE	100% of limited liability company interests owned by MPT of Idaho Falls, LLC

MPT of Hausman, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Overlook Parkway, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of New Braunfels, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Westover Hills, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Desoto Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT of Hoboken TRS, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT New Braunfels Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT Corinth Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT of 69th Street, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT of Schertz, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

MPT of Greenville, LLC *	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Peoria, LLC *	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT Aztec Opco, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Johnstown, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Post Falls, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Boise, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Billings, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Greenwood, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Comal County, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Mesquite, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Laredo, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Provo, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.

MPT of Casper, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Johnstown Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Post Falls Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Boise Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Billings Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Greenwood Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Comal County Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Mesquite Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Laredo Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Provo Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Casper Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Prescott Valley, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Brownsville, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Las Cruces, LLC	DE	100% of limited liability company interests owned by MPT Operating Partnership, L.P.
MPT of Prescott Valley Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Brownsville Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.
MPT of Las Cruces Hospital, LLC	DE	100% of limited liability company interests owned by MPT Development Services, Inc.

*	Dissolution in process

Schedule 4.23(a)

Properties

	Property	Owner/Ground Lessor/Mortgagor	Capacity
1	Desert Valley Hospital	MPT of Victorville, LLC	Mortgagee

2	Northern California Rehabilitation Hospital	MPT of Redding, LLC	Owner

3	Chino Valley Medical Center	MPT of Chino, LLC	Mortgagee

4	Vibra Specialty Hospital of Dallas	MPT of Dallas LTACH, L.P.	Owner

5	Vibra Specialty Hospital of Portland	MPT of Portland, LLC	Owner

6	San Antonio Warm Springs Rehabilitation Hospital	MPT of Warm Springs, L.P.	Owner*

7	Warm Springs Rehabilitation Hospital of Victoria	MPT of Victoria, L.P.	Owner

8	Warm Springs Specialty Hospital of Luling	MPT of Luling, L.P.	Owner

9	Huntington Beach Hospital	MPT of Huntington Beach, L.P.	Owner

10	West Anaheim Medical Center	MPT of West Anaheim, L.P.	Owner

11	La Palma Intercommunity Hospital	MPT of La Palma, L.P.	Owner

12	Paradise Valley Hospital	MPT of Paradise Valley, L.P.	Owner

13	Paradise Valley Hospital	MPT of Southern California, L.P.	Mortgagee

14	Shasta Regional Medical Center	MPT of Shasta, L.P.	Owner

15	New Bedford Rehabilitation Hospital	4499 Acushnet Avenue, LLC	Owner

16	North Valley Rehabilitation Hospital	8451 Pearl Street, LLC	Owner

17	Vibra Hospital of Southeastern Michigan	MPT of Detroit, LLC	Owner

18	Garden Grove Medical Center	MPT of Garden Grove Hospital, LLC	Owner

19	Garden Grove MOB	MPT of Garden Grove MOB, LLC	Owner

20	Cornerstone Hospital of Bossier City	MPT of Bossier City, LLC	Owner

21	Cornerstone Hospital of Southeast Arizona	MPT of Tucson, LLC	Owner

22	Cornerstone Hospital of Houston - Clear Lake	MPT of Webster, L.P.	Owner

23	Mountain View Hospital	MPT of Mountain View, LLC	Owner*

24	Pioneer Valley Hospital	MPT of West Valley City, LLC	Owner

25	Poplar Bluff Regional Medical Center-North	MPT of Poplar Bluff, LLC	Owner

26	Sunrise Rehabilitation Hospital	MPT of Ft. Lauderdale, LLC	Owner

27	HealthSouth Rehabilitation Hospital of Fayetteville	MPT of Fayetteville, LLC	Owner

28	Healthsouth Rehabilitation Hospital of Petersburg	MPT of Petersburg, LLC	Owner

29	North Cypress Medical Center	MPT of North Cypress, L.P.	Owner

30	Wesley Rehabilitation Hospital	Wichita Health Associates, Limited Partnership	Owner

31	River Oaks Medical Center	MPT of Twelve Oaks, L.P.	Owner

32	Monroe Hospital	MPT of Bloomington, LLC	Owner

33	Bucks County Specialty Hospital	MPT of Bucks County, L.P.	Owner

34	North Shore Specialty Hospital of Covington	MPT of Covington, LLC	Owner

35	Long-Term Acute Care Hospital of Denham Springs	MPT of Denham Springs, LLC	Owner

36	Healthtrax Wellness Center - Warwick	MPT of Warwick, LLC	Owner

37	Healthtrax Wellness Center - Providence	MPT of Providence, LLC	Owner

38	Healthtrax Wellness Center - Springfield	MPT of Springfield, LLC	Owner

39	San Dimas Community Hospital	MPT of San Dimas Hospital, LP	Owner

40	San Dimas Medical Office Buildings	MPT of San Dimas Hospital, LLC	Owner

41	Healthtrax Wellness Center - Enfield	MPT of Enfield, LLC	Owner

42	Healthtrax Wellness Center - Newington	MPT of Newington, LLC	Owner

43	Healthtrax Wellness Center - Bristol	MPT of Bristol, LLC	Owner

44	Marlboro Park Hospital	MPT of Bennettsville, LLC	Owner

45	Chesterfield General Hospital	MPT of Cheraw, LLC	Owner

46	Reliant Rehabilitation Hospital North Texas	MPT of Richardson, L.P.	Owner

47	Reliant Rehabilitation Hospital Central Texas	MPT of Round Rock, L.P.	Owner

48	Reliant Rehabilitation Hospital North Houston	MPT of Shenandoah, L.P.	Owner

49	Hill Regional Hospital	MPT of Hillsboro, L.P.	Owner

50	Florence Hospital at Anthem	MPT of Florence, LLC	Owner

51	Gilbert Hospital	MPT of Gilbert, LLC	Owner

52	Triumph Hospital Clear Lake	MPT of Clear Lake, L.P.	Owner

53	Triumph Hospital Tomball	MPT of Tomball, L.P.	Owner

54	Atrium Medical Center	MPT of Corinth, L.P.	Owner

55	Bayonne Medical Center	MPT of Bayonne, LLC	Owner

56	Alvarado Hospital	MPT of Alvarado, L.P.	Owner

57	Triumph Northland LTACH Hospital	MPT of Kansas City, LLC	Owner

58	Vibra Desoto	MPT of Desoto, LLC	Owner

59	Warm Spring Specialty Hospital of New Braunfels	MPT of New Braunfels, LLC	Owner

60	Baptist Health System - Hausman	MPT of Hausman, LLC	Owner

61	Baptist Health System - Overlook Parkway	MPT of Overlook Parkway, LLC	Owner

62	Baptist Health System - Westover Hills	MPT of Westover Hills, LLC	Owner

63	Hoboken University Medical Center	MPT of Hoboken Real Estate, LLC	Owner

64	Advanced Care Hospital of Northern Colorado	MPT of Johnstown, LLC	Owner

65	Northern Colorado Rehabilitation Hospital	MPT of Johnstown, LLC	Owner

66	Southwest Idaho Advanced Care Hospital	MPT of Boise, LLC	Owner

67	Advanced Care Hospital of Montana	MPT of Billings, LLC	Owner

68	Greenwood Regional Rehabilitation Hospital	MPT of Greenwood, LLC	Owner

69	Mesquite Specialty Hospital	MPT of Mesquite, LLC	Owner

70	Mesquite Rehabilitation Institute	MPT of Mesquite, LLC	Owner

71	Laredo Specialty Hospital	MPT of Laredo, LLC	Owner

72	Utah Valley Specialty Hospital	MPT of Provo, LLC	Owner

73	Elkhorn Valley Rehabilitation Hospital	MPT of Casper, LLC	Owner*

74	Mountain Valley Regional Rehabilitation Hospital	MPT of Prescott Valley, LLC	Mortgagee

75	South Texas Rehabilitation Hospital	MPT of Brownsville, LLC	Mortgagee

76	Advanced Care Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

77	Rehabilitation Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

78	Northern Idaho Advanced Care Hospital	MPT of Post Falls, LLC	Owner

79	New Braunfels Regional Rehabilitation Hospital	MPT of Comal County, LLC	Owner

*	Property subject to ground lease
**	Indirect owner

Schedule 4.23(b)

Unencumbered Properties at Closing

	Property	Owner/Ground Lessor/Mortgagor	Capacity

1	Desert Valley Hospital	MPT of Victorville, LLC	Mortgagee

2	Northern California Rehabilitation Hospital	MPT of Redding, LLC	Owner

3	Chino Valley Medical Center	MPT of Chino, LLC	Mortgagee

4	Vibra Specialty Hospital of Dallas	MPT of Dallas LTACH, L.P.	Owner

5	Vibra Specialty Hospital of Portland	MPT of Portland, LLC	Owner

6	San Antonio Warm Springs Rehabilitation Hospital	MPT of Warm Springs, L.P.	Owner*

7	Warm Springs Rehabilitation Hospital of Victoria	MPT of Victoria, L.P.	Owner

8	Warm Springs Specialty Hospital of Luling	MPT of Luling, L.P.	Owner

9	Huntington Beach Hospital	MPT of Huntington Beach, L.P.	Owner

10	West Anaheim Medical Center	MPT of West Anaheim, L.P.	Owner

11	La Palma Intercommunity Hospital	MPT of La Palma, L.P.	Owner

12	Paradise Valley Hospital	MPT of Paradise Valley, L.P.	Owner

13	Shasta Regional Medical Center	MPT of Shasta, L.P.	Owner

14	New Bedford Rehabilitation Hospital	4499 Acushnet Avenue, LLC	Owner

15	North Valley Rehabilitation Hospital	8451 Pearl Street, LLC	Owner

16	Vibra Hospital of Southeastern Michigan	MPT of Detroit, LLC	Owner

17	Garden Grove Medical Center	MPT of Garden Grove Hospital, LLC	Owner

18	Garden Grove MOB	MPT of Garden Grove MOB, LLC	Owner

19	Cornerstone Hospital of Bossier City	MPT of Bossier City, LLC	Owner

20	Cornerstone Hospital of Southeast Arizona	MPT of Tucson, LLC	Owner

21	Cornerstone Hospital of Houston - Clear Lake	MPT of Webster, L.P.	Owner

22	Mountain View Hospital	MPT of Mountain View, LLC	Owner **

23	Pioneer Valley Hospital	MPT of West Valley City, LLC	Owner

24	Poplar Bluff Regional Medical Center-North	MPT of Poplar Bluff, LLC	Owner

25	Sunrise Rehabilitation Hospital	MPT of Ft. Lauderdale, LLC	Owner

26	HealthSouth Rehabilitation Hospital of Fayetteville	MPT of Fayetteville, LLC	Owner

27	Healthsouth Rehabilitation Hospital of Petersburg	MPT of Petersburg, LLC	Owner

28	Bucks County Specialty Hospital	MPT of Bucks County, L.P.	Owner

29	North Shore Specialty Hospital of Covington	MPT of Covington, LLC	Owner

30	Long-Term Acute Care Hospital of Denham Springs	MPT of Denham Springs, LLC	Owner

31	Healthtrax Wellness Center - Warwick	MPT of Warwick, LLC	Owner

32	Healthtrax Wellness Center - Providence	MPT of Providence, LLC	Owner

33	Healthtrax Wellness Center - Springfield	MPT of Springfield, LLC	Owner

34	San Dimas Community Hospital	MPT of San Dimas Hospital, LP	Owner

35	San Dimas Medical Office Buildings	MPT of San Dimas Hospital, LLC	Owner

36	Healthtrax Wellness Center - Enfield	MPT of Enfield, LLC	Owner

37	Healthtrax Wellness Center - Newington	MPT of Newington, LLC	Owner

38	Healthtrax Wellness Center - Bristol	MPT of Bristol, LLC	Owner

39	Marlboro Park Hospital	MPT of Bennettsville, LLC	Owner

40	Chesterfield General Hospital	MPT of Cheraw, LLC	Owner

41	Reliant Rehabilitation Hospital North Texas	MPT of Richardson, L.P.	Owner

42	Reliant Rehabilitation Hospital Central Texas	MPT of Round Rock, L.P.	Owner

43	Reliant Rehabilitation Hospital North Houston	MPT of Shenandoah, L.P.	Owner

44	Hill Regional Hospital	MPT of Hillsboro, L.P.	Owner

45	Florence Hospital at Anthem	MPT of Florence, LLC	Owner

46	Gilbert Hospital	MPT of Gilbert, LLC	Owner

47	Triumph Hospital Clear Lake	MPT of Clear Lake, L.P.	Owner

48	Triumph Hospital Tomball	MPT of Tomball, L.P.	Owner

49	Atrium Medical Center	MPT of Corinth, L.P.	Owner

50	Bayonne Medical Center	MPT of Bayonne, LLC	Owner

51	Alvarado Hospital	MPT of Alvarado, L.P.	Owner

52	Vibra Desoto	MPT of Desoto, LLC	Owner

53	Warm Spring Specialty Hospital of New Braunfels	MPT of New Braunfels, LLC	Owner

54	Baptist Health System - Hausman	MPT of Hausman, LLC	Owner

55	Baptis Health System - Overlook Parkway	MPT of Overlook Parkway, LLC	Owner

56	Baptist Health System - Westover Hills	MPT of Westover Hills, LLC	Owner

57	Hoboken University Medical Center	MPT of Hoboken Real Estate, LLC	Owner

58	Wesley Rehabilitation Hospital	Wichita Health Associates Limited Partnership	Owner

59	Advanced Care Hospital of Northern Colorado	MPT of Johnstown, LLC	Owner

60	Northern Colorado Rehabilitation Hospital	MPT of Johnstown, LLC	Owner

61	Southwest Idaho Advanced Care Hospital	MPT of Boise, LLC	Owner

62	Advanced Care Hospital of Montana	MPT of Billings, LLC	Owner

63	Greenwood Regional Rehabilitation Hospital	MPT of Greenwood, LLC	Owner

64	Mesquite Specialty Hospital	MPT of Mesquite, LLC	Owner

65	Mesquite Rehabilitation Institute	MPT of Mesquite, LLC	Owner

66	Laredo Specialty Hospital	MPT of Laredo, LLC	Owner

67	Utah Valley Specialty Hospital	MPT of Provo, LLC	Owner

68	Elkhorn Valley Rehabilitation Hospital	MPT of Casper, LLC	Owner*

69	Mountain Valley Regional Rehabilitation Hospital	MPT of Prescott Valley, LLC	Mortgagee

70	South Texas Rehabilitation Hospital	MPT of Brownsville, LLC	Mortgagee

71	Advanced Care Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

72	Rehabilitation Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

73	Northern Idaho Advanced Care Hospital	MPT of Post Falls, LLC	Owner

74	New Braunfels Regional Rehabilitation Hospital	MPT of Comal County, LLC	Owner

*	Property subject to ground lease
**	Indirect owner

Schedule 4.23(c)

Initial Unencumbered Properties

1	Desert Valley Hospital	MPT of Victorville, LLC	Mortgagee

2	Northern California Rehabilitation Hospital	MPT of Redding, LLC	Owner

3	Chino Valley Medical Center	MPT of Chino, LLC	Mortgagee

4	Vibra Specialty Hospital of Dallas	MPT of Dallas LTACH, L.P.	Owner

5	Vibra Specialty Hospital of Portland	MPT of Portland, LLC	Owner

6	San Antonio Warm Springs Rehabilitation Hospital	MPT of Warm Springs, L.P.	Owner*

7	Warm Springs Rehabilitation Hospital of Victoria	MPT of Victoria, L.P.	Owner

8	Warm Springs Specialty Hospital of Luling	MPT of Luling, L.P.	Owner

9	Huntington Beach Hospital	MPT of Huntington Beach, L.P.	Owner

10	West Anaheim Medical Center	MPT of West Anaheim, L.P.	Owner

11	La Palma Intercommunity Hospital	MPT of La Palma, L.P.	Owner

12	Paradise Valley Hospital	MPT of Paradise Valley, L.P.	Owner

13	Shasta Regional Medical Center	MPT of Shasta, L.P.	Owner

14	New Bedford Rehabilitation Hospital	4499 Acushnet Avenue, LLC	Owner

15	North Valley Rehabilitation Hospital	8451 Pearl Street, LLC	Owner

16	Vibra Hospital of Southeastern Michigan	MPT of Detroit, LLC	Owner

17	Garden Grove Medical Center	MPT of Garden Grove Hospital, LLC	Owner

18	Garden Grove MOB	MPT of Garden Grove MOB, LLC	Owner

19	Cornerstone Hospital of Bossier City	MPT of Bossier City, LLC	Owner

20	Cornerstone Hospital of Southeast Arizona	MPT of Tucson, LLC	Owner

21	Cornerstone Hospital of Houston - Clear Lake	MPT of Webster, L.P.	Owner

22	Mountain View Hospital	MPT of Mountain View, LLC	Owner**

23	Pioneer Valley Hospital	MPT of West Valley City, LLC	Owner

24	Poplar Bluff Regional Medical Center-North	MPT of Poplar Bluff, LLC	Owner

25	Sunrise Rehabilitation Hospital	MPT of Ft. Lauderdale, LLC	Owner

26	Healthsouth Rehabilitation Hospital of Petersburg	MPT of Petersburg, LLC	Owner

27	Bucks County Specialty Hospital	MPT of Bucks County, L.P.	Owner

28	North Shore Specialty Hospital of Covington	MPT of Covington, LLC	Owner

29	Long-Term Acute Care Hospital of Denham Springs	MPT of Denham Springs, LLC	Owner

30	Healthtrax Wellness Center - Warwick	MPT of Warwick, LLC	Owner

31	Healthtrax Wellness Center - Providence	MPT of Providence, LLC	Owner

32	Healthtrax Wellness Center - Springfield	MPT of Springfield, LLC	Owner

33	San Dimas Community Hospital	MPT of San Dimas Hospital, LP	Owner

34	San Dimas Medical Office Buildings	MPT of San Dimas Hospital, LLC	Owner

35	Healthtrax Wellness Center - Enfield	MPT of Enfield, LLC	Owner

36	Healthtrax Wellness Center - Newington	MPT of Newington, LLC	Owner

37	Healthtrax Wellness Center - Bristol	MPT of Bristol, LLC	Owner

38	Marlboro Park Hospital	MPT of Bennettsville, LLC	Owner

39	Chesterfield General Hospital	MPT of Cheraw, LLC	Owner

40	Reliant Rehabilitation Hospital North Texas	MPT of Richardson, L.P.	Owner

41	Reliant Rehabilitation Hospital Central Texas	MPT of Round Rock, L.P.	Owner

42	Reliant Rehabilitation Hospital North Houston	MPT of Shenandoah, L.P.	Owner

43	Hill Regional Hospital	MPT of Hillsboro, L.P.	Owner

44	Florence Hospital at Anthem	MPT of Florence, LLC	Owner

45	Gilbert Hospital	MPT of Gilbert, LLC	Owner

46	Triumph Hospital Clear Lake	MPT of Clear Lake, L.P.	Owner

47	Triumph Hospital Tomball	MPT of Tomball, L.P.	Owner

48	Atrium Medical Center	MPT of Corinth, L.P.	Owner

49	Bayonne Medical Center	MPT of Bayonne, LLC	Owner

50	Alvarado Hospital	MPT of Alvarado, L.P.	Owner

51	Advanced Care Hospital of Northern Colorado	MPT of Johnstown, LLC	Owner

52	Northern Colorado Rehabilitation Hospital	MPT of Johnstown, LLC	Owner

53	Elkhorn Valley Rehabilitation Hospital	MPT of Casper, LLC	Owner

54	Advanced Care Hospital of Montana	MPT of Billings, LLC	Owner

55	Southwest Idaho Advanced Care Hospital	MPT of Boise, LLC	Owner

56	Utah Valley Specialty Hospital	MPT of Provo, LLC	Owner

57	Laredo Specialty Hospital	MPT of Laredo, LLC	Owner

58	Mesquite Specialty Hospital	MPT of Mesquite, LLC	Owner

59	Mesquite Rehabilitation Institute	MPT of Mesquite, LLC	Owner

60	Greenwood Regional Rehabilitation Hospital	MPT of Greenwood, LLC	Owner

61	Mountain Valley Regional Rehabilitation Hospital	MPT of Prescott Valley, LLC	Mortgagee

62	South Texas Rehabilitation Hospital	MPT of Brownsville, LLC	Mortgagee

63	Advanced Care Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

64	Rehabilitation Hospital of Southern New Mexico	MPT of Las Cruces, LLC	Mortgagee

65	Northern Idaho Advanced Care Hospital	MPT of Post Falls, LLC	Owner

66	New Braunfels Regional Rehabilitation Hospital	MPT of Comal County, LLC	Owner

*	Property subject to ground lease
**	Indirect owner

Schedule 7.2(d)

Existing Indebtedness

MPT Entity	Indebtedness	Amount

MPT of North Cypress, L.P.	Colonial Bank, N.A. Revolving Line of Credit	Up to $	42,000,000
	(consisting of Indebtedness as defined in sections (a) and (i) of the definition thereof in the Credit Agreement)
Northland Mortgage Loan	40/86 Mortgage Capital, Inc.		$14,429,270

Schedule 7.3(f)

Existing Liens

MPT of North Cypress, L.P.	Lien on North Cypress Real Property

MPT of Kansas City, LLC	Lien on Northland Real Property

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

FORM OF GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of March 9, 2012, among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (“Holdings”), and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein the “Subsidiary Guarantors,” and together with Holdings, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks, financial institutions and other entities (the “Lenders”) from time to time party as Lenders to the Term Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), Holdings, the Lenders, the Administrative Agent and ROYAL BANK OF CANADA, as syndication agent (in such capacity, the “Syndication Agent”).

RECITALS

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the Loans under the Credit Agreement, will be used to finance the working capital needs and for other general corporate purposes of the Borrower and the Guarantors, including permitted acquisitions and repayment of debt;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Credit Parties.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Credit Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to any Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, attorney’s fees and legal expenses) or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Guaranteed Obligations”: collectively, (a) the Borrower Obligations and (b) the Guarantor Obligations.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor with respect to the Credit Agreement which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, attorney’s fees and legal expenses) or otherwise (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Indemnitee”: as defined in Section 10.5 of the Credit Agreement.

“Organizational Documents”: as to any Person, its certificate or articles of incorporation and by-laws if a corporation, or its certificate of formation and its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such person.

“Unasserted Obligations”: shall mean, at any time, Guaranteed Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of interest on, and fees relating to, any Guaranteed Obligations) in respect of which no claim or demand for payment has been made (or, in the case of Guaranteed Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

1.2 Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Guarantor not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Credit Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations. The Guarantors agree that this guarantee is a guarantee of payment and performance and not of collection.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.

(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 (other than Unasserted Obligations) have been paid in full, and all commitments to extend credit under the Credit Agreement have terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans under the Credit Agreement and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 5.15.

(d) No payment (other than payment in full of all the Guaranteed Obligations) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Credit Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.

2.2 Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Guarantor or is received or collected on account of the Borrower Obligations from any Guarantor:

(a) Such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Guaranteed Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than Guaranteed Obligations) and any other equitable considerations deemed appropriate by the court.

(b) If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against the Borrower or any other Guarantor under Section 2.2(a), such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Guaranteed Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement from the Borrower or contribution from any other Guarantor under Section 2.2(a)) to any interest that may then be held by the Administrative Agent upon any collateral granted to it for the Guaranteed Obligations, if any. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Borrower and the Guarantors, and not against the Credit Parties, and neither the Administrative Agent nor any Credit Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Guarantor, then (subject to and upon payment in full of all outstanding Guaranteed Obligations) the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever interest the Administrative Agent then may hold in whatever collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(c) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Guaranteed Obligations made by it or received shall be fully subordinated in all respects to the prior payment in full of all of the Guaranteed Obligations. Until payment in full of the Guaranteed Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Guaranteed Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Credit Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(d) The obligations of the Guarantors under the Loan Documents, including their liability for the Guaranteed Obligations are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Credit Party against any Guarantor. The Credit Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(e) Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any Credit Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3 Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Credit Party may be rescinded by such Credit Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Credit Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Administrative Agent (or the requisite Credit Parties) may deem advisable from time to time, and any cash collateral security, guarantee or right of offset at any time held by any Credit Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Credit Party shall have any obligation to protect, secure, perfect or insure any Lien on cash collateral held by it pursuant to Section 8 of the Credit Agreement, if any, except to the extent required by applicable law. Each Guarantor hereby acknowledges and agrees that the Administrative Agent and the Credit Parties may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Loan Documents;

(d) extend or waive the time for any Loan Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent and the Credit Parties have been granted a Lien, to secure any Guaranteed Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Loan Party to the Administrative Agent or any Credit Party;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Loan Party are subordinated to the claims of the Administrative Agent and the Credit Parties; and/or

(h) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Loan Party to the Administrative Agent or any Credit Party in such manner as the Administrative Agent or any Credit Party shall determine in its discretion.

The Administrative Agent and the Credit Parties shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this Agreement.

2.4 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Credit Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Credit Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, genuineness, regularity, enforceability or any future amendment of, or change in the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Credit Party, (b) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent and/or the Credit Parties with respect to any of the provisions thereof, (c) the existence, value or condition of, or failure to perfect its security interest in cash collateral granted pursuant to Section 8 of the Credit Agreement, if any, or any action, or the absence of any action, by the Administrative Agent in respect thereof (including, without limitation, the release of any such security), (d) the insolvency of any Loan Party, or (e) any other action or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of the Borrower for the Borrower Obligations, a defense of a surety or guarantor or a legal or equitable discharge of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Credit Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any cash collateral pledged pursuant to Section 8 of the Credit Agreement, if any, or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Credit Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Guarantor or any other Person or to realize upon any such cash collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such cash collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Credit Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Credit Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6 Demand by Agent or Lenders. In addition to the terms of the guarantee set forth in this Section 2, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders.

2.7 Enforcement. In no event shall the Administrative Agent have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Loan Party or any cash collateral pledged pursuant to Section 8 of the Credit Agreement before seeking satisfaction from any or all of the Guarantors, and the Administrative Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Administrative Agent’s rights hereunder, to exercise any right or remedy which it may have against any collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.8 Waiver. In addition to the waivers contained in Section 2.4 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by the Administrative Agent or the Credit Parties of, this Agreement. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Agreement, their obligations under this Agreement are not subject to any offsets or defenses against the Administrative Agent or the Credit Parties or any Loan Party of any kind. Guarantors further jointly and severally agree that their obligations under this Agreement shall not be subject to any counterclaims, offsets or defenses against the Administrative Agent or any Credit Party or against any Loan Party of any kind which may arise in the future except for those arising by operation of law.

2.9 Severability, etc. It is the intention and agreement of each Guarantor, the Administrative Agent and the Credit Parties that the obligations of each Guarantor under this Agreement shall be valid and enforceable against such Guarantors to the maximum extent permitted by applicable law. Accordingly, if any provision of this Agreement creating any obligation of the Guarantors in favor of the Administrative Agent and the Credit Parties shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of each Guarantor, the Administrative Agent and the Credit Parties that any balance of the obligation created by such provision and all other obligations of the Guarantors to the Administrative Agent and the Credit Parties created by other provisions of this Agreement shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Administrative Agent and the Credit Parties may be otherwise entitled to collect from the Guarantors under this Agreement to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the obligations of the Guarantors under this Agreement, it is the stated intention and agreement of each Guarantor and the Administrative Agent and the Credit Parties that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Administrative Agent and the Credit Parties from the Guarantors.

2.10 Payments. Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds as specified in the Credit Agreement.

2.11 Assurances. Each Guarantor hereby agrees, upon the written request of the Administrative Agent or any Credit Party, to execute and deliver to the Administrative Agent or such Credit Party, from time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent or such Credit Party to cause this guarantee set forth in this Section 2 to be, become or remain valid and effective in accordance with its terms.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants to each Credit Party that:

3.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Credit Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor’s knowledge.

3.2 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Guarantor’s full and exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Guarantor’s chief executive office or principal residence, as the case may be, are specified on Schedule 2. On the date hereof, such Guarantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 2, the jurisdiction of such Guarantor’s organization or formation is required to maintain a public record showing the Guarantor to have been organized or formed. On the date hereof, except as specified on Schedule 2, such Guarantor has not changed its name, jurisdiction of organization, chief executive office or its corporate or organizational structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years. Such Guarantor has furnished to the Administrative Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and long-form good standing certificate, or an equivalent certificate issued by its jurisdiction of organization, as of a date which is recent to the date hereof.

3.3 Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of the guarantee set forth in Section 2, and all other Loan Documents and all instruments and documents to be delivered by each Guarantor hereunder and under the Credit Agreement are within such Guarantor’s power, have been duly authorized by all necessary or proper action, including the consent of stockholders where required, are not in contravention of any provision of such Guarantor’s Organizational Documents, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of any Guarantor, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Agreement and each of the Loan Documents to which any Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of such Guarantor, and each shall then constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

3.4 Survival. The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

SECTION 4. COVENANTS

4.1 Covenants in Credit Agreement. Each Guarantor covenants and agrees with the Credit Parties that, from and after the date of this Agreement until this Agreement is terminated pursuant to Section 5.15, that such Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Guarantor will result.

SECTION 5. MISCELLANEOUS

5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

5.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or to such other address as such Guarantor may notify the Administrative Agent in writing; provided further that notices to the Administrative Agent shall be addressed as follows, or to such other address as may be hereafter notified by the Administrative Agent:

Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 40th Floor New York, NY 10179

Attention: Brendan Poe

Telecopy: (646) 534-0574

Telephone: (212) 622-8173

5.3 No Waiver by Course of Conduct; Cumulative Remedies. No Credit Party shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Credit Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Credit Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Credit Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

5.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay, or reimburse the Administrative Agent for, all its reasonable documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable documented out-of-pocket fees and disbursements of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Credit Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Credit Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,

expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Credit Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Guarantor shall be void.

5.6 Set-Off. Each Guarantor hereby irrevocably authorizes each Credit Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Credit Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Credit Party may elect, against and on account of the obligations and liabilities of such Guarantor to such Credit Party hereunder and claims of every nature and description of such Credit Party against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Credit Party may elect, whether or not any Credit Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Credit Party shall notify such Guarantor promptly of any such set-off and the application made by such Credit Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Credit Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Credit Party may have.

5.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

5.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Guarantors and the Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Credit Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

5.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

5.13 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Credit Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Guarantors and the Credit Parties.

5.14 Additional Guarantors; Supplements to Schedules.

(a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

(b) The Guarantors shall deliver to the Administrative Agent supplements to the Schedules to this Agreement as necessary to reflect changes thereto arising after the date hereof promptly after the occurrence of any such changes, unless otherwise specified herein. Such Supplements shall become part of this Agreement as of the date of delivery to the Administrative Agent.

5.15 Termination.

(a) At such time as the Loans and all other Guaranteed Obligations (other than Unasserted Obligations) have been paid in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b) Any obligations of a Subsidiary Guarantor hereunder shall be released at such time such Subsidiary Guarantor is dissolved; provided that any property of such Subsidiary Guarantor has been disposed of in a transaction permitted by the Credit Agreement.

5.16 WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER CREDIT PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.17 Credit Parties. By entering into this Agreement, each of the Credit Parties agrees to be bound by the terms of the Loan Documents, including, without limitation, Section 10 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

MEDICAL PROPERTIES TRUST, INC.

By:
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

MEDICAL PROPERTIES TRUST, LLC

By:	MEDICAL PROPERTIES TRUST, INC, its sole member

By:
		Name:	R. Steven Hamner
		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee Agreement]

MPT OF VICTORVILLE, LLC

MPT OF BUCKS COUNTY, LLC

MPT OF BLOOMINGTON, LLC

MPT OF COVINGTON, LLC

MPT OF DENHAM SPRINGS, LLC

MPT OF REDDING, LLC

MPT OF CHINO, LLC

MPT OF DALLAS LTACH, LLC

MPT OF PORTLAND, LLC

MPT OF WARM SPRINGS, LLC

MPT OF VICTORIA, LLC

MPT OF LULING, LLC

MPT OF HUNTINGTON BEACH, LLC

MPT OF WEST ANAHEIM, LLC

MPT OF LA PALMA, LLC

MPT OF PARADISE VALLEY, LLC

MPT OF SOUTHERN CALIFORNIA, LLC

MPT OF TWELVE OAKS, LLC

MPT OF SHASTA, LLC

MPT OF WEBSTER, LLC

MPT OF TUCSON, LLC

MPT OF BOSSIER CITY, LLC

MPT OF WEST VALLEY CITY, LLC

MPT OF IDAHO FALLS, LLC

MPT OF POPLAR BLUFF, LLC

MPT OF BENNETTSVILLE, LLC

MPT OF DETROIT, LLC

MPT OF BRISTOL, LLC

MPT OF NEWINGTON, LLC

MPT OF ENFIELD, LLC

MPT OF PETERSBURG, LLC

MPT OF FAYETTEVILLE, LLC

4499 ACUSHNET AVENUE, LLC

8451 PEARL STREET, LLC

MPT OF GARDEN GROVE HOSPITAL, LLC

MPT OF GARDEN GROVE MOB, LLC

MPT OF SAN DIMAS HOSPITAL, LLC

MPT OF SAN DIMAS MOB, LLC

MPT OF CHERAW, LLC

MPT OF FT. LAUDERDALE, LLC.

MPT OF PROVIDENCE, LLC

MPT OF SPRINGFIELD, LLC

MPT OF WARWICK, LLC

MPT OF RICHARDSON, LLC

MPT OF ROUND ROCK, LLC

MPT OF SHENANDOAH, LLC

[Signature Page to Guarantee Agreement]

MPT OF HILLSBORO, LLC

MPT OF FLORENCE, LLC

MPT OF CLEAR LAKE, LLC

MPT OF TOMBALL, LLC

MPT OF GILBERT, LLC

MPT OF CORINTH, LLC

MPT OF BAYONNE, LLC

MPT OF ALVARADO, LLC

MPT OF DESOTO, LLC

MPT OF HAUSMAN, LLC

MPT OF HOBOKEN HOSPITAL, LLC

MPT OF HOBOKEN REAL ESTATE, LLC

MPT OF OVERLOOK PARKWAY, LLC

MPT OF NEW BRAUNFELS, LLC

MPT OF WESTOVER HILLS, LLC

MPT OF WICHITA, LLC

MPT OF JOHNSTOWN, LLC

MPT OF POST FALLS, LLC

MPT OF BOISE, LLC

MPT OF BILLINGS, LLC

MPT OF GREENWOOD, LLC

MPT OF COMAL COUNTY, LLC

MPT OF MESQUITE, LLC

MPT OF LAREDO, LLC

MPT OF PROVO, LLC

MPT OF CASPER, LLC

MPT OF PRESCOTT VALLEY, LLC

MPT OF BROWNSVILLE, LLC

MPT OF LAS CRUCES, LLC

By:	MPT OPERATING PARTNERSHIP, L.P., sole member of each of the above entities

	By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

		By:	MEDICAL PROPERTIES TRUST, INC, its sole member

By:
				Name:	R. Steven Hamner
				Title:	Executive Vice President
and Chief Financial Officer

[Signature Page to Guarantee Agreement]

MPT OF BUCKS COUNTY, L.P.
By:	MPT OF BUCKS COUNTY, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF DALLAS LTACH, L.P.
By:	MPT OF DALLAS LTACH, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC its sole member

MPT OF WARM SPRINGS, L.P.
By:	MPT OF WARM SPRINGS, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF VICTORIA, L.P.
By:	MPT OF VICTORIA, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF LULING, L.P.
By:	MPT OF LULING, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF HUNTINGTON BEACH, L.P.
By:	MPT OF HUNTINGTON BEACH, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF WEST ANAHEIM, L.P.
By:	MPT OF WEST ANAHEIM, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF LA PALMA, L.P.
By:	MPT OF LA PALMA, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF PARADISE VALLEY, L.P.
By:	MPT OF PARADISE VALLEY, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF SOUTHERN CALIFORNIA, L.P.
By:	MPT OF SOUTHERN CALIFORNIA, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF TWELVE OAKS, L.P.
By:	MPT OF TWELVE OAKS, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF SHASTA, L.P.
By:	MPT OF SHASTA, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF WEBSTER, L.P.
By:	MPT OF WEBSTER, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF GARDEN GROVE HOSPITAL, L.P.
By:	MPT OF GARDEN GROVE HOSPITAL, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF GARDEN GROVE MOB, L.P.
By:	MPT OF GARDEN GROVE MOB, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF SAN DIMAS HOSPITAL, L.P.
By:	MPT OF SAN DIMAS HOSPITAL, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF SAN DIMAS MOB, L.P.
By:	MPT OF SAN DIMAS MOB, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF RICHARDSON, L.P.
By:	MPT OF RICHARDSON, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF ROUND ROCK, L.P.
By:	MPT OF ROUND ROCK, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF SHENANDOAH, L.P.
By:	MPT OF SHENANDOAH, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF HILLSBORO, L.P.
By:	MPT OF HILLSBORO, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF CLEAR LAKE, L.P.
By:	MPT OF CLEAR LAKE, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF TOMBALL, L.P.
By:	MPT OF TOMBALL, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF CORINTH, L.P.
By:	MPT OF CORINTH, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

MPT OF ALVARADO, L.P.
By:	MPT OF ALVARADO, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF DESOTO, L.P.
By:	MPT OF DESOTO, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

MPT OF MOUNTAIN VIEW LLC
By:	MPT OF IDAHO FALLS, LLC, its sole member

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

[Signature Page to Guarantee Agreement]

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP
By:	MPT OF WICHITA, LLC, its general partner

	By:	MPT OPERATING PARTNERSHIP, L.P., its sole member

		By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

			By:	MEDICAL PROPERTIES TRUST, INC, its sole member

By:
					Name:	R. Steven Hamner
					Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
	Name:	Brendan M. Poe
	Title:	Executive Director

[Signature Page to Guarantee Agreement]

Annex I - Assumption Agreement

Schedule 1 - Notices

Schedule 2 - Guarantor Identification Information

ANNEX I to

Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made                                          (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Medical Properties Trust, Inc. (“Holdings”), MPT Operating Partnership, L.P. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Term Loan Agreement, dated as of March 9, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor), have entered into the Guarantee Agreement, dated as of March 9, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Credit Parties;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules to the Guarantee Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

ANNEX I-A to

Assumption Agreement

Supplements to Schedules

Supplement to Schedule 1

Supplement to Schedule 2

Schedule 1

Notices

Notices may be delivered to any of the Guarantors at the following address:

[Guarantor] c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
Attention:	R. Steven Hamner
Telecopy:	(205) 969-3756
Telephone:	(205) 969-3755

Schedule 2

Guarantor Identification Information

Legal Name	Jurisdiction of Organization	Employer Identification Number	Chief Executive Office

Medical Properties Trust, Inc.	MD	20-0191742	1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
Medical Properties Trust, LLC	DE	34-1985135	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Victorville, LLC	DE	20-2486521	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bucks County, LLC	DE	20-2486602	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bucks County, L.P.	DE	20-2486672	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Covington, LLC	DE	20-2953603	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Denham Springs, LLC	DE	20-2953661	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Redding, LLC	DE	20-3072918	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Chino, LLC	DE	20-3363654	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Dallas LTACH, LLC	DE	20-4805632	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Dallas LTACH, L.P.	DE	20-4805835	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Portland, LLC	DE	20-5337217	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Warm Springs, LLC	DE	20-5714589	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Warm Springs, L.P.	DE	20-5714648	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Victoria, LLC	DE	20-5714694	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Victoria, L.P.	DE	20-5714747	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Luling, LLC	DE	20-5714787	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Luling, L.P.	DE	20-5714819	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Huntington Beach, LLC	DE	20-5714848	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Huntington Beach, L.P.	DE	20-5714872	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of West Anaheim, LLC	DE	20-5714896	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of West Anaheim, L.P.	DE	20-5714924	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of La Palma, LLC	DE	20-5714958	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of La Palma, L.P.	DE	20-5714994	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Paradise Valley, LLC	DE	20-8798603	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Paradise Valley, L.P.	DE	20-8798655	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Southern California, LLC	DE	20-8963938	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Southern California, L.P.	DE	20-8963986	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Shasta, LLC	DE	26-0559841	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Shasta, L.P.	DE	26-0559876	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
4499 Acushnet Avenue, LLC	DE	20-2066562	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
8451 Pearl Street, LLC	DE	20-2066776	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bennettsville, LLC	DE	26-2518359	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bossier City, LLC	DE	26-2520505	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Cheraw, LLC	DE	26-2518316	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Idaho Falls, LLC	DE	26-2518223	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Tucson, LLC	DE	26-2520552	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Webster, LLC	DE	26-2453275	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Webster, L.P.	DE	26-2453328	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Poplar Bluff, LLC	DE	26-2518397	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Providence, LLC	DE	26-2825405	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Springfield, LLC	DE	26-2825629	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Warwick, LLC	DE	26-2825704	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bristol, LLC	DE	26-2394024	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Enfield, LLC	DE	26-2394158	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of West Valley City, LLC	DE	26-2512723	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Ft. Lauderdale, LLC	DE	26-2399919	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Newington, LLC	DE	26-2394093	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Detroit, LLC	DE	26-2496457	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Petersburg, LLC	DE	26-2518270	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Fayetteville, LLC	DE	26-2406076	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Garden Grove Hospital, LLC	DE	26-3002663	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Garden Grove Hospital, L.P.	DE	26-3002710	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Garden Grove MOB, LLC	DE	26-3002759	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Garden Grove MOB, L.P.	DE	26-3002799	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of San Dimas Hospital, LLC	DE	26-3002414	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of San Dimas Hospital, L.P.	DE	26-3002474	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of San Dimas MOB, LLC	DE	26-3002527	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of San Dimas MOB, L.P.	DE	26-3002622	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT Twelve Oaks, LLC	DE	26-0559922	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT Twelve Oaks, L.P.	DE	26-0560020	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bloomington, LLC	DE	20-2603301	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Richardson, LLC	DE	27-2553353	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Richardson, L.P.	DE	27-2553826	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Round Rock, LLC	DE	27-2553469	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Round Rock, L.P.	DE	27-2553630	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Shenandoah, LLC	DE	27-2553198	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Shenandoah, L.P.	DE	27-2554012	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Hillsboro, LLC	DE	27-3001181	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Hillsboro, L.P.	DE	27-3046180	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Florence, LLC	DE	27-3737512	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Clear Lake, LLC	DE	27-4433434	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Clear Lake, L.P.	DE	27-4433581	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Tomball, LLC	DE	27-4242856	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Tomball, L.P.	DE	27-4242973	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Gilbert, LLC	DE	27-4433943	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Corinth, LLC	DE	27-3857789	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Corinth, L.P.	DE	27-3857881	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Bayonne, LLC	DE	27-4434500	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Alvarado, LLC	DE	45-0639984	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Alvarado, L.P.	DE	45-0640615	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of DeSoto, L.P.	DE	45-0617227	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of DeSoto, LLC	DE	45-0616535	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Mountain View, LLC	DE	45-3419885	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Hausman, LLC	DE	38-3854534	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Overlook Parkway, LLC	DE	80-0763884	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of New Braunfels, LLC	DE	45-3456004	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Westover Hills, LLC	DE	90-0770521	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Hoboken Hospital, LLC	DE	45-1798392	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Hoboken Real Estate, LLC	DE	45-1800960	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
Wichita Health Associates Limited Partnership	DE	95-4301648	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Wichita, LLC	DE	26-2405993	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Johnstown, LLC	DE	36-4726551	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Post Falls, LLC	DE	90-0800039	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Boise, LLC	DE	90-0802635	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Billings, LLC	DE	90-0799457	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Greenwood, LLC	DE	80-0789098	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Comal County, LLC	DE	61-1677267	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Mesquite, LLC	DE	36-4726653	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Laredo, LLC	DE	35-2439147	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Provo, LLC	DE	80-0790409	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Casper, LLC	DE	35-2439288	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

MPT of Prescott Valley, LLC	DE	61-1677424	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Brownsville, LLC	DE		c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242
MPT of Las Cruces, LLC	DE	90-0801223	c/o Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[Date]

MPT Operating Partnership, L.P (the “Borrower”), hereby certifies as of the date hereof the following:

1.	Responsible Officer. The Responsible Officer signing this Compliance Certificate on behalf of the Borrower has read a copy of the Term Loan Agreement dated as of March 9, 2012 (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, MEDICAL PROPERTIES TRUST, INC., a Maryland corporation, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, ROYAL BANK OF CANADA, as Syndication Agent and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The Responsible Officer further certifies that, to the best of such Responsible Officer’s knowledge, each Loan Party during the period covered by the financial statements identified below has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default [except as specified herein].

2.	Total Leverage Ratio. The ratio of (i) (A) Total Indebtedness minus (B) unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000 that is being held to repay that portion of Total Indebtedness that matures within twenty-four (24) months to (ii) Total Asset Value (the “Total Leverage Ratio”) at the last day of the four consecutive fiscal quarters of the Borrower prior to the execution of this certificate does not exceed 60%.

3.	[Fixed Charge Coverage Ratio. The ratio of Total EBITDA to Total Fixed Charges for the four consecutive fiscal quarters of the Borrower prior to execution of this certificate is not less than 1.60 to 1.0.]*

4.	[Mortgage Secured Leverage Ratio. The ratio of (i)(A) the aggregate amount of all Mortgage Secured Indebtedness minus the aggregate amount of all Assumed Mortgage Secured Indebtedness to (B) Total Asset Value at the last day of the four consecutive fiscal quarters prior to the execution of this certificate does not exceed 15% or (ii) the aggregate amount of all Mortgage Secured Indebtedness (including, for the avoidance of doubt, Assumed Mortgage Secured Indebtedness) to Total Asset Value at the last day of the four consecutive fiscal quarters of the Borrower prior to the execution of this certificate does not exceed 40%.]*

5.	[Recourse Mortgage Secured Indebtedness. The Recourse Mortgage Secured Indebtedness has not exceeded $75,000,000 at any time, provided that from and after the repayment of any Recourse Mortgage Secured Indebtedness owed to Colonial Bank, N.A. under the Promissory Note dated as of June 26, 2007, Recourse Mortgage Secured Indebtedness will not exceed $50,000,000.]*

6.	[Consolidated Adjusted Net Worth. The Consolidated Tangible Net Worth is not less than the sum of (i) $764,542,618 plus (ii) 85% of Net Cash Proceeds from issuances of Capital Stock by the Borrower or Holdings after December 31, 2010.]*

7.	Unsecured Leverage Ratio. The ratio of Unsecured Indebtedness to Unencumbered Asset Value at the last day of the four consecutive fiscal quarters of the Borrower prior to the execution of this certificate does not exceed 60%.

8.	Unsecured Interest Coverage Ratio. The ratio of Unencumbered NOI for any period of four consecutive fiscal quarters of the Borrower to Unsecured Interest Expense for such period is greater than 2.0 to 1.0 at the last day of the four consecutive fiscal quarters of the Borrower prior to the execution of this certificate.

9.	Supporting Calculations. Attached hereto as Appendix I are all relevant calculations needed to determine the foregoing, including as to the calculation of Unencumbered Asset Value.

MPT OPERATING PARTNERSHIP, L.P.

By:
Name:
Title:

*	To be included only if it is being delivered pursuant to Section 6.2 of the Credit Agreement

APPENDIX I to

Compliance Certificate

[Insert relevant calculations.]

EXHIBIT C

FORM OF CLOSING CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN HIS CAPACITY AS AN OFFICER OF [LOAN PARTY NAMED HEREIN] AND ON BEHALF OF [LOAN PARTY] IN ITS CAPACITY AS [                    ] OF [                    ] AS FOLLOWS:

1. I am a [                                        ] of [Loan Party], a [                    ] [entity] (“                    ”).

2. Reference is made to that certain Term Loan Agreement, dated as of March 9, 2012 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Medical Properties Trust, Inc., a Maryland corporation, MPT Operating Partnership, L.P., a Delaware limited partnership, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Royal Bank of Canada, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

3. I have reviewed the terms of Section 5 of the Credit Agreement and the definitions and provisions contained in such credit agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based on my review and examination described in paragraph 3 above, I hereby certify, on behalf of [Loan Party], that as of the date hereof:

a.	all of the representations contained in Section 4 of the Credit Agreement and in any of the other Loan Documents are true and correct in all material respects (except for representations and warranties which are qualified by materiality, which shall be true in all respects (after giving effect to such materiality qualifiers)), on and as of the date hereof (except to the extent that such representations and warranties expressly speak as to a different specific date), and Goodwin Procter LLP is entitled to rely upon such representations and warranties in rendering its opinion; and

b.	no Event of Default has occurred and is continuing or would result from the making of the Loan.

5.	[Attached hereto as Exhibit A is the certificate of incorporation of [Loan Party], certified by the Secretary of State of [ ].]*

6.	[Attached hereto as Exhibit B is the long-form good standing certificate for [Loan Party] certified by the Secretary of State of [ ].]*

[Remainder of page intentionally left blank.]

*	To be included only if it is being delivered pursuant to Section 6.10 of the Credit Agreement

The foregoing certifications are made and delivered as of             , 20    .

[LOAN PARTY]

By:
Name:
Title:

EXHIBIT A to

Closing Certificate

Certificate of Incorporation

EXHIBIT B to

Closing Certificate

Good Standing Certificate

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Term Loan Agreement, dated as of March 9, 2012, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P.,

the institutions from time to time party thereto as lenders, Royal Bank of Canada, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended and in effect from time to time.

6.	Assigned Interest:

Assignor[s][1]	Assignee[s][2]	Facility Assigned[3]	Aggregate Amount of Commitment/ Loans for all Lenders[4]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[5]
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ][6]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	List each Assignor, as appropriate.
[2]	List each Assignee, as appropriate.
[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
[4]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]7 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:

[Consented to:

MPT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:
Name:
Title:][8]

[7]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[8]	To be added if the consent of the Borrower is required pursuant to Section 10.6 of the Credit Agreement (e.g., no Event of Default has occurred and is continuing).

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Term Loan Agreement, dated as of March 9, 2012, by and among

Medical Properties Trust, Inc., MPT Operating Partnership, L.P.,

the several lenders from time to time parties thereto, Royal Bank of

Canada, as Syndication Agent, and JPMorgan Chase Bank, N.A.,

as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement, including the definition of Eligible Assignee (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF

BORROWING REQUEST

            , 20

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders party to the

Credit Agreement referred to below

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attention: Loan and Agency Services Group

Re:	Borrowing Request

Ladies and Gentlemen:

Reference is hereby made to that certain Term Loan Agreement dated as of March 9, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings given to them therein), among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. (the “Borrower”), the institutions from time to time party thereto as lenders, Royal Bank of Canada, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

The Borrower hereby irrevocably requests, pursuant to Section 2.2 of the Credit Agreement, a borrowing under the Credit Agreement and, in connection therewith, sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required pursuant to the terms of the Credit Agreement:

(i) The funding date (which shall be a Business Day) of the Proposed Borrowing is             , 20    .

(ii) The aggregate amount of the Proposed Borrowing is $            .1

[1]

Such amount for any Eurodollar borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR borrowing is made, such borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Term Commitments.

(iii) The Proposed Borrowing will be a borrowing of [Eurodollar Loans] [ABR Loans].2

[(iv) The requested Interest Period for the Proposed Borrowing which is a borrowing of Eurodollar Loans is from              and ending              (for a total of              months).3]

The Borrower hereby directs the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the funding date therefor by crediting the account of the Borrower on the books of the Administrative Agent, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrower.

The Borrower hereby certifies that the conditions precedent contained in Section[s] [5.1 and] 5.2 of the Credit Agreement are satisfied on the date hereof and will be satisfied on the funding date of the Proposed Borrowing.

MPT OPERATING PARTNERSHIP, L.P.

By:
Name:
Title:

[2]	Provided that there shall not be at anytime more than a total of 5 Eurodollar Tranches outstanding.
[3]	To be specified if the Proposed Borrowing is a borrowing of Eurodollar Loans. Such Interest Period must comply with the definition of “Interest Period” in the Credit Agreement.

2

EXHIBIT F

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Term Loan Agreement, dated as of March 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Medical Properties Trust, Inc., a Maryland corporation, MPT Operating Partnership, L.P., a Delaware limited partnership, as borrower (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Royal Bank of Canada, as Syndication Agent, and JPMorgan Chase Bank, N.A., as administrative agent. [                    ], (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(d) of the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Non-U.S. Lender hereby represents and warrants that:

1.	The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2.	The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

a.	the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.	the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3.	The Non-U.S. Lender is not a ten-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4.	The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person with the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:

Name:
Title:

Date: